EXECUTION VERSION Dated 21 January 2020 PHARMING GROUP N.V. and BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED TRUST DEED constituting €125,000,000 3.00 per cent. Convertible Bonds due 2025 Ref: L-294613 Linklaters LLP

Table of Contents Contents Page A4071976 5 2

1 Interpretation 4 2 Amount of the Original Bonds and Covenant to pay 9 3 Form of the Original Bonds 10 4 Stamp Duties and Taxes 10 5 Further Issues 11 6 Application of Moneys received by the Trustee 11 7 Covenant to Comply 12 8 Conversion 12 9 Covenants relating to Conversion 13 10 Covenants 13 11 Remuneration and Indemnification of the Trustee 15 12 Provisions Supplemental to The Trustee Act 1925 and the Trustee Act 2000 17 13 Trustee Liability 23 14 Enforcement, Waiver and Proof of Default 24 15 Trustee not precluded from entering into Contracts 24 16 Modification 25 17 Appointment, Retirement and Removal of the Trustee 25 18 Currency Indemnity 26 19 Communications 26 20 Purchase or Redemption by the Issuer of Shares 28 21 Governing Law and Jurisdiction 28 22 Counterparts 28 23 Contracts (Rights of Third Parties) Act 1999 29 24 Power of Attorney 29 SCHEDULE 1 Terms and Conditions of the Bonds 30 SCHEDULE 2 Form of Original Definitive Registered Bond 69 SCHEDULE 3 Form of Original Global Bond 74 SCHEDULE 4 Provisions for Meetings of Bondholders 80 SCHEDULE 5 Form of Directors’ Certificate 87 A4071976 5 3

This Trust Deed is made on 21 January 2020 between: (1) PHARMING GROUP N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Leiden, the Netherlands, and having its registered office at Darwinweg 24, 2333 CR Leiden, the Netherlands, and registered with the trade register of the Dutch chamber of commerce under number 28048592 (the “Issuer”); and (2) BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED whose registered office is at One Canada Square, London E14 5AL, United Kingdom (the “Trustee”, which expression shall, where the context so admits, include all persons for the time being the trustee or trustees of this Trust Deed). Whereas: (A) The Issuer, incorporated with limited liability in the Netherlands, has authorised (i) the issue of €125,000,000 in principal amount of Bonds to be known as its 3.00 per cent. Convertible Bonds due 2025 to be constituted by this Trust Deed and (ii) the issue of Shares that may be issued on conversion of the Bonds. (B) The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions. This Deed witnesses and it is declared as follows: 1 Interpretation 1.1 Definitions: The following expressions shall have the following meanings: “Agency Agreement” means, in relation to the Original Bonds, the Paying, Transfer and Conversion Agency Agreement dated on or about the date hereof, as altered from time to time, between the Issuer, the Trustee, the Principal Paying, Transfer and Conversion Agent, and the Registrar whereby the initial Principal Paying, Transfer and Conversion Agent and the Registrar were appointed in relation to the Original Bonds and includes any other agreements approved in writing by the Trustee (such approval not to be unreasonably withheld or delayed) and the Issuer appointing Successor Agents or amending or modifying any of such agreements; “Agents” means, in relation to the Original Bonds, the Principal Paying, Transfer and Conversion Agent and the Registrar and any other agent appointed pursuant to the Agency Agreement (and “Agent” means any one of them) and, in relation to any Further Bonds, means any agent or registrar appointed in relation to them; "Applicable Law" means any law or regulation including, but not limited to: (a) any domestic or foreign statute or regulation; (b) any rule or practice of any Authority with which the Agents are bound or accustomed to comply; and (c) any agreement entered into by the Trustee and any Authority or between any two or more Authorities applicable to the Trustee in the context of this Deed; “Appointee” has the meaning specified in Clause 12.21; "Authority" means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction; “Bondholder” and “holder” mean, in relation to a Bond, the person in whose name the Bond is registered in the Register; A4071976 5 4

“Bonds” means the Original Bonds and/or, as the context may require, any Further Bonds except that in Schedules 2 and 3 “Bonds” means the Original Bonds; “Business Day” means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in the relevant place; “Certification Date” has the meaning specified in Clause 10.5; “Clearstream, Luxembourg” means Clearstream Banking S.A.; “Conditions” means, in relation to the Original Bonds, the terms and conditions set out in Schedule 1 and, with respect to any Further Bonds, the terms and conditions set out in a schedule to the supplemental trust deed constituting such Further Bonds as any of the same may from time to time be modified in accordance with the provisions thereof and/or of this Trust Deed and with respect to any Bonds represented by a Global Bond, as modified by the provisions of such Global Bond, and references in this Trust Deed to a particular numbered Condition shall, in relation to the Original Bonds, be construed accordingly and shall, in relation to any Further Bonds, be construed as a reference to the provision (if any) in the Conditions thereof which corresponds to the particular Condition of the Original Bonds; “Code” means the U.S. Internal Revenue Code of 1986, as amended; “Contractual Currency” has the meaning specified in Clause 18.1; “Definitive Registered Bonds” means the Original Definitive Registered Bonds and/or as the context may require any other definitive registered bonds representing Further Bonds or any of them; “Euroclear” means Euroclear Bank SA/NV; “Event of Default” means any of the events listed in Section 8 certified by the Trustee as materially prejudicial to the interests of the Bondholders, as applicable; “Extraordinary Resolution” has the meaning set out in Schedule 4; “FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto; “Further Bonds” means any further Bonds issued in accordance with the provisions of Clause 5 and the Conditions and constituted by a deed supplemental to this Trust Deed; “FSMA” means the Financial Services and Markets Act 2000; “Global Bond” means the Original Global Bond and/or as the context may require any other global bond representing Further Bonds or any of them except that in Schedule 3 Global Bond means the Original Global Bond; a “holding company” of a company or a corporation means any company or corporation of which the first mentioned company or corporation is a subsidiary; a “Material Subsidiary” means any Subsidiary: (i) whose (a) total assets or (b) total revenues or (c) operating result (consolidated in the case of a Subsidiary which itself has subsidiaries) represent five per cent. or more of the consolidated total assets of the Issuer and its Subsidiaries or the consolidated total A4071976 5 5 revenues of the Issuer and its Subsidiaries or the operating result of the Issuer and its Subsidiaries, A4071976 5 6 as the case may be, in each case as calculated by reference to the then latest audited financial statements of such Subsidiary (consolidated or, as the case may be, unconsolidated) and the then latest audited consolidated financial statements of the Issuer provided that: (a) in the case of a Subsidiary acquired or an entity which becomes a Subsidiary after the end of the financial period to which the then latest audited consolidated financial statements of the Issuer relate, the reference to the then latest audited consolidated financial statements of the Issuer for the purposes of the calculation of the above shall until the consolidated audited financial statements of the Issuer are published for the financial period in which the acquisition is made or, as the case may be, in which such entity becomes a Subsidiary, be deemed to be a reference to the then latest consolidated financial statements of the Issuer adjusted in such manner as may be deemed appropriate by the Issuer to consolidate the latest audited financial statements (consolidated or, as the case may be, unconsolidated) of such Subsidiary in such financial statements; (b) if, in the case of any Subsidiary, no audited financial statements (consolidated or, as the case may be, unconsolidated) are prepared, then the determination of whether or not such Subsidiary is a Material Subsidiary shall be determined by reference to its unaudited annual financial statements (if any) or on the basis of pro forma financial statements (consolidated or, as the case may be, unconsolidated); and (c) if the latest financial statements of any Subsidiary are not prepared on the basis of the same accounting principles, policies and practices of the latest consolidated audited financial statements of the Issuer, then the determination of whether or not such Subsidiary is a Material Subsidiary shall be based on pro forma financial statements or, as the case may be, consolidated financial statements of such Subsidiary prepared on the same accounting principles, policies and practices as adopted in the latest consolidated audited financial statements of the Issuer, or an appropriate restatement or adjustment to the relevant financial statements of each Subsidiary; or (ii) to which is transferred all or substantially all of the business, undertaking and assets of a Subsidiary which immediately prior to such transfer is a Material Subsidiary, whereupon the transferor Subsidiary shall immediately cease to be a Material Subsidiary and the transferee Subsidiary shall immediately become a Material Subsidiary under the provisions of this sub-paragraph (ii) upon publication of its next audited financial statements but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such audited financial statements have been published by virtue of the provisions of sub-paragraph (i) above or (as a result of another transfer to which this sub-paragraph (ii) applies) before, on or at any time after such date by virtue of the provisions of this sub-paragraph (ii). “Original Bondholders” means, in relation to an Original Bond, the person in whose name the Original Bond is registered in the Register; “Original Bonds” means the bonds in or substantially in the form set out in Schedule 2 comprising the €125,000,000 3.00 per cent. Convertible Bonds due 2025 constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and includes any replacement Bonds issued pursuant to the Conditions and (except for the purposes of Clauses 3.1 and 3.2) the Global Bond; “Original Definitive Registered Bonds” means those Original Bonds for the time being represented by definitive certificates in the form or substantially in the form set out in Schedule 2 and in accordance with Section 1.1; A4071976 5 7

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“Original Global Bond” means the global bond in registered form which will evidence the Original Bonds, substantially in the form set out in Schedule 3, and evidencing the registration of the person named therein in the Register; “outstanding” means, in relation to the Bonds, all the Bonds issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which Conversion Rights have been exercised and all the obligations of the Issuer to deliver Shares and/or cash have been performed in relation thereto, (c) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Bonds to the date for such redemption and any interest payable under the Conditions after such date) have been duly paid to the relevant Bondholder or on its behalf or to the Trustee or to the Principal Paying, Transfer and Conversion Agent as provided in Clause 2 and remain available for payment against surrender of Bonds (if so required), as the case may be, (d) those which have become void or those in respect of which claims have become prescribed, (e) those mutilated or defaced Bonds which have been surrendered in exchange for replacement Bonds (if so required), (f) those which have been purchased and cancelled as provided in the Conditions and (g) the Global Bond to the extent that it shall have been exchanged for interests in another Global Bond and any Global Bond to the extent that it shall have been exchanged for Definitive Registered Bonds pursuant to its provisions; provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Bondholders or to participate in any Written Resolution or Electronic Consent, (ii) the determination of how many Bonds are outstanding for the purposes of Sections 10, 11, 14 and 15 and Schedule 4, and (iii) the exercise of any discretion, power or authority contained in this Trust Deed or provided by law, which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders, those Bonds (if any) which are beneficially held by or on behalf of the Issuer or any of its Subsidiaries and not cancelled shall be deemed not to remain outstanding; “Potential Event of Default” means any condition, event or act which, with the lapse of time, the expiry of any grace period and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default; “Principal Paying, Transfer and Conversion Agent” means, in relation to the Original Bonds, The Bank of New York Mellon, London Branch at its specified office, in its capacity as Principal Paying, Transfer and Conversion Agent (in respect of the Original Bonds) and, in relation to any Further Bonds, the Principal Paying, Transfer and Conversion Agent appointed in respect of such Further Bonds and, in each case, any Successor Principal Paying, Transfer and Conversion Agent; “Proceedings” has the meaning specified in Clause 21.2; “Registrar” means The Bank of New York Mellon SA/NV, Luxembourg Branch at its specified office, in its capacity as Registrar and any Successor Registrar; “Securities” means any securities including, without limitation, Shares and any other shares in the capital of the Issuer and options, warrants or other rights to subscribe for or purchase or acquire Shares or any other shares in the capital of the Issuer; “Shares” means the fully-paid shares in the capital of the Issuer currently with, on the Closing Date, a nominal value of €0.01 each;A4071976 5 9

“specified office” means, in relation to any Agent, either the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to Clause 10.10; A4071976 5 1 0

“Subsidiary” means a subsidiary (dochtermaatschappij) as defined in Section 2:24a of Book 2 of the Dutch Civil Code; “Successor” means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer as an Agent with the prior written approval of, and on terms approved in writing by, the Trustee (such approval not to be unreasonably withheld or delayed) and notice of whose appointment is given to Bondholders pursuant to Clause 10.10; “Tax” means all present or future taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities of whatever nature imposed, levied, collated, withheld or assessed by or on behalf of any Authority having power to tax; “this Trust Deed” means this Trust Deed, the Schedules (as from time to time amended, modified and/or supplemented in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed; “Transaction Documents” means the Agency Agreement and this Trust Deed; “trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a Trustee pursuant to applicable foreign legislation relating to trustees; and “Trustee Acts” means the Trustee Act 1925 and the Trustee Act 2000. 1.2 Construction of Certain References: References to: 1.2.1 Liabilities, costs, charges, remuneration or expenses shall include any irrecoverable value added tax, turnover tax or similar tax (“VAT”) charged in respect thereof; 1.2.2 “euro” and “€” means the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the Treaty establishing the European Community, as amended; 1.2.3 “Section” or “Sections” are to the relevant sections of the Conditions; 1.2.4 any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England and Wales, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto; 1.2.5 any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment; 1.2.6 “such approval not to be unreasonably withheld or delayed” or like references shall mean, when used in this Trust Deed, the Agency Agreement or the Conditions, in relation to the Trustee that, in determining whether to give consent or approval, the Trustee shall have due regard to the interests of Bondholders and any determination as to whether or not its consent or approval is unreasonably withheld or delayed shall be made on that basis; and A4071976 5 11

1.2.7 references in this Trust Deed to “reasonable” or “reasonably” and similar expressions relating to the Trustee and any exercise of power, opinion, determination A4071976 5 1 2 or other similar matter shall be construed as meaning reasonable or reasonably (as the case may be) having due regard to, and taking into account the interests of, the Bondholders. 1.3 Conditions: Words and expressions defined in the Conditions and not defined in the main body of this Trust Deed shall when used in this Trust Deed (including the recitals) have the same meanings as are given to them in the Conditions. 1.4 Headings: Headings shall be ignored in construing this Trust Deed. 1.5 Schedules: The Schedules are part of this Trust Deed and shall have effect accordingly. 1.6 Modification etc. of Statutes: References to a statutory provision include that provision as from time to time modified or re-enacted whether before or after the date of this Trust Deed. 2 Amount of the Original Bonds and Covenant to pay 2.1 Amount of the Original Bonds: The aggregate principal amount of the Original Bonds is limited to €125,000,000. 2.2 Covenant to pay: The Issuer will, on any date when any Original Bonds become due to be redeemed, in accordance with this Trust Deed or the Conditions, unconditionally pay (or procure to be paid) to or to the order of the Trustee in euro in same day funds the principal amount of the Original Bonds becoming due for redemption on that date and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally so pay or procure to be paid to or to the order of the Trustee interest on the principal amount of the Original Bonds outstanding as set out in the Conditions provided that (1) subject to the provisions of Clause 2.4, payment of any sum due in respect of the Original Bonds made to or to the account of the Principal Paying, Transfer and Conversion Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Original Bondholders under the Conditions and (2) a payment made after the due date or pursuant to Condition 10 will be deemed to have been made when the full amount due has been received by the Trustee or the Principal Paying, Transfer and Conversion Agent and notice to that effect has been given to the Original Bondholders (if required under Clause 10.8) except to the extent that there is a failure in the subsequent payment to the relevant holders under the Conditions. The Trustee will hold the benefit of this covenant on trust for the Original Bondholders. 2.3 Discharge: Subject to Clause 2.4, any payment to be made in respect of the Bonds by the Issuer or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to such extent be a good discharge to the Issuer or the Trustee, as the case may be. 2.4 Payment after a Default: At any time after an Event of Default or a Potential Event of Default has occurred and is continuing the Trustee may: 2.4.1 by notice in writing to the Issuer and the Agents, require the Agents (or any of them), until notified by the Trustee to the contrary, so far as permitted by any applicable law: (i) to act thereafter as Agents of the Trustee under this Trust Deed and the Bonds on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and all other out-of-pocket expenses of the A4071976 5 1 3

Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed) and thereafter to hold all Bonds and/or Shares received on conversion of the Bonds and all A4071976 5 1 4 moneys, documents and records held by them in respect of Bonds and/or Shares to the order of the Trustee; or (ii) to deliver all Bonds and/or Shares received on conversion of the Bonds and all moneys, documents and records held by them in respect of the Bonds and/or Shares to the Trustee or as the Trustee directs in such notice provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and 2.4.2 by notice in writing to the Issuer require the Issuer to make all subsequent payments in respect of the Bonds to, or to the order of, the Trustee and not to the Principal Paying, Transfer and Conversion Agent with effect from the issue of any such notice to the Issuer; and from then until such notice is withdrawn, proviso (1) to Clause 2.2 shall cease to have effect. 3 Form of the Original Bonds 3.1 The Original Global Bond: The Original Bonds will be represented by the Original Global Bond initially in the principal amount of €125,000,000 and the Issuer shall procure that appropriate entries be made in the Register of Bondholders by the Registrar to reflect the issue of such Original Bonds. The Original Global Bond will be delivered to and registered in the nominee name of a common depositary for Euroclear and Clearstream, Luxembourg. The Original Global Bond will be in or substantially in the form set out in Schedule 3. The Original Global Bond will be exchangeable for Original Definitive Registered Bonds as set out in the Original Global Bond. 3.2 The Original Definitive Registered Bonds: The Original Definitive Registered Bonds may be printed or typed and need not be security printed unless otherwise required by applicable stock exchange requirements. The Original Definitive Registered Bonds will be in or substantially in the form set out in Schedule 2. Original Definitive Registered Bonds will be endorsed with the Conditions. 3.3 Signature: The Original Global Bond and any Original Definitive Registered Bond (if issued) will be signed manually or in facsimile by two members of the Board of Management of the Issuer and will be authenticated by or on behalf of the Registrar. The Issuer may use the manual or facsimile signature of any person who is at the date of this Trust Deed a director of the Issuer even if at the time of issue of any Original Bonds he no longer holds such office. Original Bonds (including the Original Global Bond) so executed and authenticated will be valid and binding obligations of the Issuer. 4 Stamp Duties and Taxes 4.1 Stamp Duties: 4.1.1 The Issuer will pay any stamp, issue, registration, transfer, documentary and other similar documentary taxes and duties (“Transfer Taxes”) payable (i) in Belgium, Luxembourg, the Netherlands or the United Kingdom on or in respect of the creation, issue and initial offering of the Bonds and the execution or delivery of this Trust Deed and (ii) in the Netherlands upon the issue and allotment of the Shares on conversion of the Bonds, other than those taxes or duties expressed to be payable by Bondholders directly to the relevant authorities pursuant to Section 5.5. A4071976 5 1 5

4.1.2 The Issuer will also indemnify the Trustee and the Bondholders from and against all Transfer Taxes paid by any of them in any jurisdiction in relation to which the liability A4071976 5 1 6 to pay arises directly as a result of any action taken by or on behalf of the Trustee or, as the case may be and where entitled under Section 10 to do so, the Bondholders to enforce the obligations of the Issuer under this Trust Deed or the Bonds. 5 Further Issues 5.1 Liberty to Create: The Issuer may, from time to time without the consent of the Bondholders, create and issue Further Bonds, either having the same terms and conditions in all respects (or in all respects except for the amount and due date for the first payment of interest thereon and the first date on which conversion rights may be exercised) as (i) the Original Bonds or (ii) any previously issued Further Bonds so that the same shall be consolidated and form a single series with the Original Bonds or any Further Bonds, or (in any case) upon such terms as to interest, conversion, premium, redemption and otherwise as the Issuer may at the time of issue thereof determine. 5.2 Means of Constitution: Any Further Bonds created and issued pursuant to the provisions of Clause 5.1 so as to form a single series with the Original Bonds and/or the Further Bonds of any series shall be constituted by a deed supplemental to this Trust Deed and any other Further Bonds of any series created and issued pursuant to the provisions of Clause 5.1 may be so constituted. The Issuer shall, prior to the issue of any Further Bonds to be so constituted, execute and deliver to the Trustee a deed supplemental to this Trust Deed and containing a covenant by the Issuer in the form mutatis mutandis of Clause 2 of this Trust Deed in relation to such Further Bonds and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require. 5.3 Noting of Supplemental Deeds: A memorandum of every such supplemental deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer on the duplicate(s) of this Trust Deed. 5.4 Notice of Further Issues: Whenever it is proposed to create and issue any Further Bonds, the Issuer shall give to the Trustee not less than 14 days’ notice in writing of its intention to do so, stating the principal amount of Further Bonds proposed to be created or issued. 5.5 Separate Series: Any Further Bonds not forming a single series with the Original Bonds and/or previously issued Further Bonds of any series shall form a separate series and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of Clauses 4, 5.2, 6 and Clauses 7 to 20 (inclusive) and Schedule 4 shall apply mutatis mutandis separately and independently to the Bonds of each such series and in such Clauses and Schedule the expressions “Bonds” and “Bondholders” shall be construed accordingly. 6 Application of Moneys received by the Trustee 6.1 Declaration of Trust: All moneys received by the Trustee in respect of the Original Bonds and any Further Bonds forming a single series with the Original Bonds or amounts payable under this Trust Deed will, regardless of any appropriation of all or part of them by the Issuer, be held by the Trustee upon trust to apply them (subject to Clause 6.2): 6.1.1 first, in payment of all fees, costs, charges, expenses and liabilities properly incurred by the Trustee (including remuneration and any indemnity amounts A4071976 5 1 7 payable to it) and/or any Appointee in carrying out its or their functions under this Trust Deed; 6.1.2 secondly, in payment of any and all liabilities and charges and the properly incurred fees, costs and expenses incurred by or payable to the Agents and the Calculation A4071976 5 1 8

Agent (including remuneration and other amounts payable to them) in carrying out their functions under the Agency Agreement and the Calculation Agency Agreement, respectively; 6.1.3 thirdly, in payment of any amounts owing in respect of the Original Bonds and any Further Bonds forming a single series with the Original Bonds pari passu and rateably; and 6.1.4 fourthly, in payment of the balance (if any) to the Issuer for itself. If the Trustee holds any moneys in respect of Original Bonds and any Further Bonds forming a single series with the Original Bonds which have become void or in respect of which claims have become prescribed under the Conditions, the Trustee will hold them upon these trusts. 6.2 Accumulation: If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 6.1 is less than 10 per cent. of the principal amount of the Bonds then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under the control of the Trustee and available for such payment, amount to at least 10 per cent. of the principal amount of the Bonds then outstanding whereupon such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 6.1. 6.3 Investment: Moneys held by the Trustee may be invested in the name, or under the control, of the Trustee in any investments or other assets anywhere, for the time being authorised by English law for the investment by trustees of trust monies, whether or not they produce income, or placed on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, holding company or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets for or into other such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible to any person whatsoever for any loss occasioned thereby, whether by depreciation in value, fluctuation in exchange rates or otherwise. 7 Covenant to Comply The Issuer hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed which are expressed to be binding on it. The Conditions shall be binding on each of the Issuer and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 1 shall have effect in the same manner as if herein set forth. The Trustee shall hold the benefit of this covenant upon trust for itself and the Bondholders according to its and their respective interests. 8 ConversionA4071976 5 1 9

8.1 Conversion Rights: The holder of each Bond will have the right to convert such Bond into Shares at any time during the Conversion Period, as provided in Section 5.1. 8.2 Discharge of Conversion obligations: The issue or transfer and delivery of Shares following an exercise of Conversion Rights with respect to a Bond and the performance by A4071976 5 2 0 the Issuer of its obligations in respect of such exercise (including payment of any other amounts as provided in the Conditions) shall satisfy and constitute a discharge of the Issuer’s obligations in respect of such Bond. 9 Covenants relating to Conversion 9.1 Covenants of the Issuer: The Issuer hereby undertakes to and covenants with the Trustee that so long as any Conversion Right remains exercisable, it will, save with the approval of an Extraordinary Resolution or with the approval of the Trustee where, in the Trustee’s opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval, observe and perform all its obligations under the Conditions and this Trust Deed with respect to Conversion Rights and in addition it will: 9.1.1 Notice: As soon as practicable after the announcement of the terms of any event giving rise to an adjustment of the Conversion Price, give notice to the Bondholders in accordance with Section 15.7 advising them of the date on which the relevant adjustment of the Conversion Price is likely to become effective and of the effect of exercising their Conversion Rights pending such date; and 9.1.2 Directors’ Certificate: Upon the happening of an event as a result of which the Conversion Price will be adjusted, as soon as reasonably practicable deliver to the Trustee a certificate signed by two directors of the Issuer on behalf of the Issuer (which the Trustee shall be entitled to accept and rely on without further enquiry or liability to any person in respect thereof as sufficient evidence of the correctness of the matters referred to therein) setting forth brief particulars of the event, and the adjusted Conversion Price and the date on which such adjustment takes effect and in any case setting forth such other particulars and information as the Trustee may reasonably require. 10 Covenants So long as any Bond is outstanding, the Issuer covenants with the Trustee that it will: 10.1 Books of Account: keep, and procure that each Material Subsidiary keeps, proper books of account and, so far as permitted by applicable law, allow, and procure that each Material Subsidiary will allow, the Trustee and anyone appointed by the Trustee to whom the Issuer and/or the relevant Material Subsidiary has no reasonable objection, access to the books of account of the Issuer and/or the relevant Material Subsidiary, respectively, at all reasonable times during normal business hours subject to Clause 12.11; 10.2 Notice of Events of Default, etc.: notify the Trustee in writing promptly upon becoming aware of the occurrence of any Event of Default, Potential Event of Default, Change of Control, Delisting Event or consolidation, amalgamation or merger of the Issuer, in each case, without waiting for the Trustee to take any further action; 10.3 Information: so far as permitted by applicable law, give or procure to be given to the Trustee such information and evidence as is necessary for the performance of its functions; 10.4 Financial Statements, etc.: send to the Trustee: 10.4.1 as soon as they become available, and in any event within such period as the annual financial statements are required to be provided to shareholders under the laws of the Netherlands, one copy of every balance sheet and profit and loss account, and A4071976 5 2 1

10.4.2 as soon as reasonably practicable after the issue thereof, any report or other notice, statement or circular issued, or that legally or contractually should be issued, to the A4071976 5 2 2 members (or creditors holding listed securities (or any class of them)) of the Issuer in their capacity as such; 10.5 Certificate of Directors: send to the Trustee within 14 days after its annual audited financial statements being made available to its members and in any event no later than the time of delivery to the Trustee of the annual financial statements referred to in Clause 10.4, and also within 14 days after any request by the Trustee a certificate of the Issuer in the form or substantially in the form set out in Schedule 5 signed by any two directors to the effect that, to the best of the knowledge, information and belief of such directors, having made reasonable enquiries, as at a date (the “Certification Date”) being not more than seven days before the date of the certificate, no Event of Default, Potential Event of Default, breach of this Trust Deed, Change of Control, Delisting Event or consolidation, amalgamation or merger of the Issuer had occurred since the date of this Trust Deed or the Certification Date of the last such certificate (if any) or, if such an event had occurred, giving details of it; 10.6 Notices to Bondholders: send to the Trustee, at least five Business Days before the date of publication, a copy of the form of each notice to Bondholders (save for any notice given pursuant to Section 5.4(j)) and, upon publication, one copy of each notice so published, such notice to be in a form approved, such approval not to be unreasonably withheld or delayed, in writing by the Trustee, (such approval, unless so expressed, not to constitute approval for the purpose of Section 21 of FSMA of any such notice which is a communication within the meaning of Section 21 of the FSMA). For the avoidance of doubt, a copy of any notice given pursuant to Section 5.4(j) shall be provided to the Trustee in accordance with the Conditions; 10.7 Further Acts: so far as permitted by applicable law, do such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed; 10.8 Notice of late payment: promptly upon request by the Trustee, give notice to the Bondholders of any unconditional payment to the Principal Paying, Transfer and Conversion Agent or the Trustee of any sum due in respect of the Bonds made after the due date for such payment; 10.9 Listing and Trading: make an application for the Original Bonds to be admitted to trading on the Open Market (Freiverkehr) segment of the Frankfurt Stock Exchange or any other internationally recognised, regularly operating, regulated or non-regulated stock exchange within 30 days following the Closing Date. Thereafter, and in respect of any Further Bonds, the Issuer will use reasonable endeavours to maintain such listing and admission to trading. If, however, the Issuer determines in good faith that it can no longer comply with its requirements for such listing, having used such endeavours, or if the maintenance of such listing or admission to trading is unduly onerous, the Issuer will instead use reasonable endeavours to obtain and maintain a listing on such other stock exchange or admission to trading on such other securities market of the Bonds as the Issuer may with the prior written approval of the Trustee (such approval not to be unreasonably withheld or delayed) decide, and shall also upon obtaining a quotation or listing of the Bonds on such other stock exchange or exchanges or securities market or markets as aforesaid, comply with the requirements of any such stock exchange or securities market; 10.10 Change in Agents: give not less than 30 days’ prior notice to the Trustee and the Bondholders in accordance with Section 15.7 of any future appointment or any resignation or removal of any Agent or of any change by any Agent of its specified office or, if later, A4071976 5 2 3 notice as soon as reasonably practicable after becoming aware thereof and not make any such appointment or removal without the prior written approval of the Trustee (such approval not to be unreasonably withheld or delayed); A4071976 5 2 4

10.11 Bonds held by Issuer, etc.: send to the Trustee, as soon as reasonably practicable after being so requested by the Trustee, a certificate of the Issuer signed by any two of its directors on behalf of the Issuer setting out the total number of Bonds which, at the date of such certificate, were held by or on behalf of the Issuer or its Subsidiaries and which had not been cancelled; 10.12 Early Redemption: give prior notice to the Trustee and the Bondholders of any proposed redemption pursuant to Section 4.1 or 4.2 in accordance therewith; 10.13 Authorised Signatories: upon the execution of this Trust Deed and thereafter promptly upon request by the Trustee, deliver to the Trustee (with a copy to the Principal Paying, Transfer and Conversion Agent) a list of the authorised signatories of the Issuer, together with specimen signatures of the same; 10.14 Material Subsidiaries: give to the Trustee the following: 10.14.1 at the same time as sending the certificate referred to in Clause 10.5 above and, in any event, not later than 120 days after the end of the relevant financial year a certificate signed by two directors of the Issuer as to which subsidiary undertakings of the Issuer were as at the last day of the last financial year Material Subsidiaries; 10.14.2 within 14 days of a request by the Trustee a certificate signed by two directors of the Issuer as to which subsidiaries of the Issuer were as at the date specified in such request Material Subsidiaries; and 10.14.3 as soon as reasonably practicable, after the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or after any transfer is made to any Subsidiary which thereby becomes a Material Subsidiary, a certificate to such effect signed by two directors of the Issuer, and any certificate delivered to the Trustee under clauses 10.14.1 to 10.14.3 above shall, in the absence of manifest error be conclusive and binding on the Issuer, the Trustee and the Bondholders and the Trustee shall be entitled to act and rely on such certificate, without further enquiry and without liability to any person; and 10.15 Register: deliver or procure the delivery to the Trustee of an up-to-date copy of the Register in respect of the Bonds, certified as being a true, accurate and complete copy, as soon as practicable following the date hereof and at such other times as the Trustee may reasonably require. 11 Remuneration and Indemnification of the Trustee 11.1 Normal Remuneration: So long as any Bond is outstanding, the Issuer will pay to the Trustee by way of remuneration for its services as Trustee such sum as may from time to time be agreed between them. Such remuneration will accrue from day to day from the date of this Trust Deed and shall be payable in advance, annually as may be agreed between the Issuer and the Trustee. However, if any payment to a Bondholder of the moneys due in respect of any Bond is improperly withheld or refused upon due surrender (if so required) of such Bond, such remuneration will again accrue as from the date of such surrender (if so required) until payment to such Bondholder is duly made. 11.2 Extra Remuneration: At any time after the occurrence of an Event of Default, or a Potential Event of Default, the Issuer hereby agrees that the Trustee shall be entitled to be paid additional remuneration calculated at its normal hourly rates in force from time to time. A4071976 5 2 5

In any other case, if the Trustee (a) finds it expedient or necessary in the interests of Bondholders or (b) is requested by the Issuer to undertake duties which the Trustee agrees A4071976 5 2 6 to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, then the Issuer will pay such additional remuneration to the Trustee as may be agreed between them (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time). For the avoidance of doubt any duties in connection with the granting of consents or waivers, concurring in modifications or enforcement, prior to or during the period post enforcement shall be deemed to be of an exceptional nature. 11.3 Remuneration in absence of agreement: Failing agreement as to any of the matters in Clause 11.2 (or as to such sums referred to in Clause 11.1), a financial institution or any other person (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales, shall determine the matters in Clause 11.2 (or such sums referred to in Clause 11.1) (as applicable), the expenses involved in such selection and approval and the fee of the relevant financial institution or other person (acting as an expert) being borne by the Issuer. The determination of the relevant financial institution or other person (acting as an expert) will, be conclusive and binding on the Issuer, the Trustee and the Bondholders. 11.4 Expenses: The Issuer will also on demand by the Trustee pay or discharge all Liabilities (defined below) properly incurred by the Trustee and, if applicable, any Appointee in relation to the preparation and execution of this Trust Deed and the carrying out and/or performance of its functions under this Trust Deed including, but not limited to, properly incurred and documented legal and travelling expenses paid or payable by the Trustee in connection with any action reasonably taken or contemplated by or on behalf of the Trustee or any Appointee for enforcing any obligation under this Trust Deed or the Bonds or any other Transaction Document or resolving any doubt concerning, or for any other purpose in relation to, any of the Transaction Documents. “Liabilities” means any loss, liability, damage, charge, cost, fee, claim, action, demand, expense, judgment, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges, but excluding, for the avoidance of doubt, any taxes in respect of income or profits) and any legal fees and expenses on a full indemnity basis, and except such as may result from the Trustee’s or, as the case may be, Appointee’s fraud, gross negligence or wilful misconduct or that of its officers, employees or directors. 11.5 Payment of Expenses: All such Liabilities properly incurred and payments made by the Trustee will be payable or reimbursable by the Issuer on demand by the Trustee and: 11.5.1 in the case of payments made by the Trustee prior to such demand, will carry interest from the date on which the demand is made at the rate equal to the Trustee’s cost of funds on the date on which such payments were made by the Trustee; and 11.5.2 in all other cases, will carry interest at such rate from the date specified as the payment date in such demand. 11.6 Indemnity: Without prejudice to the right of indemnity by law given to trustees, the Issuer will on demand indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities properly incurred by the Trustee and every Appointee in relation to the preparation and execution or purported execution of any of its or his trusts, powers, authorities and discretions and the performance of its or his duties under, and in any other manner in relation to, this Trust Deed or the Bonds or any other Transaction Documents A4071976 5 2 7

(including but not limited to all Liabilities incurred in disputing or defending any of the foregoing). The Contracts (Rights of Third Parties) Act 1999 applies to this Clause 11.6. A4071976 5 2 8

11.7 Provisions Continuing: The provisions of Clauses 11.4, 11.5 and 11.6 will continue in full force and effect in relation to the Trustee even if it may have ceased to be Trustee and not withstanding any termination or discharge of this Trust Deed. 11.8 Monies Payable: All monies paid to the Trustee by the Issuer under Clauses 4.1.2, 11 and 18.3 of this Trust Deed shall be made without set-off, counterclaim, deduction or withholding for or on account of tax except as required by law. If the Issuer is required by law to make a deduction or withholding for or on account of tax on a payment to be made by it under Clauses 4.1.2, 11 and 18.3, the amount of the relevant payment shall be increased to an amount which (after making the deduction or withholding) leaves an amount equal to the sum which would have been received if no such deduction or withholding had been required to be made. 12 Provisions Supplemental to The Trustee Act 1925 and the Trustee Act 2000 12.1 Advice: The Trustee may act and/or rely on the opinion, report or advice of, or information obtained from, any lawyer, accountant, banker, financial adviser, financial institute, an Independent Adviser or other relevant expert and will not be responsible to anyone for any loss or liability occasioned by so acting and/or relying whether such advice is obtained by or addressed to the Issuer, the Trustee or any other person or contains a monetary or other limit on liability. Any such opinion, advice, report or information may be sent or obtained by letter, email or facsimile transmission and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice, report or information purporting to be conveyed by such means even if it contains some error or is not authentic. 12.2 Trustee to Assume Due Performance: The Trustee need not notify anyone of the execution of this Trust Deed or any other Transaction Documents and shall be under no obligation to monitor the performance of the Issuer or any other party of their obligations under this Trust Deed or any other Transaction Documents, or do anything to ascertain whether any Event of Default, Potential Event of Default, Change of Control, Delisting Event or consolidation, amalgamation or merger of the Issuer has occurred and will not be responsible to Bondholders or any other person for any loss arising from any failure by it to do so. Until it has actual knowledge or express written notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer and each other party are performing all their obligations under the Transaction Documents and the Bonds. 12.3 Resolutions of Bondholders: The Trustee will not be responsible and shall have no liability whatsoever to any person for having acted in good faith upon a resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed or upon any direction or request, including a written resolution or electronic consent made in accordance with Paragraph 20 of Schedule 4 even though it may later be found that there was a defect in the constitution of such meeting or the passing of such resolution or that such resolution was not valid or binding upon the Bondholders. 12.4 Reports: The Trustee is entitled to accept and rely without liability to any person for so relying on any report, confirmation or certificate where the Issuer procures delivery of the same pursuant to its obligation to do so under the Conditions or a provision hereof and such report, confirmation or certificate shall be conclusive and binding on the Issuer, the Trustee and the Bondholders in the absence of manifest error. A4071976 5 2 9

12.5 Certificate Signed by Directors: The Trustee may call for and may accept as sufficient evidence of any fact or matter or of the expediency of any act a certificate of the Issuer signed by any two directors of the Issuer on behalf of the Issuer as to any fact or matter upon which the Trustee may, in the exercise of any of its functions, require to be satisfied or to A4071976 5 3 0 have information to the effect that, in the opinion of the person or persons so certifying, any particular act is expedient and the Trustee need not call for further evidence and will not be responsible or liable to any person for any loss that may be occasioned by acting on any such certificate. 12.6 Deposit of Documents: The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof. The Trustee is not obliged to appoint a custodian of securities payable to bearer. 12.7 Discretion of Trustee: The Trustee will have absolute and uncontrolled discretion as to the exercise of its functions and will not be responsible for any loss, liability, cost, claim, action, demand, expenses or inconvenience which may result from their exercise or non- exercise. 12.8 Agents: Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money). 12.9 Delegation: Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person and on any terms (including power to sub-delegate) all or any of its functions. Such delegation may be made on such terms (including power to sub- delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Bondholders think fit. 12.10 Forged Bonds: The Trustee will not be liable to the Issuer or any Bondholder by reason of having accepted as valid or not having rejected any entry in the Register or any Bond purporting to be such and later found to be forged or not authentic nor shall it be liable for any action taken or omitted to be taken in reliance on any document, certificate or communication believed by it to be genuine and to have been presented or signed by the proper parties. 12.11 Confidentiality: Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Bondholder or any third party any confidential financial or other information made available to the Trustee by the Issuer and no Bondholder shall be entitled to take any action to obtain from the Trustee any such information. 12.12 Determinations Conclusive: As between itself and the Bondholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive in the absence of manifest error and shall bind the Trustee and the Bondholders. 12.13 Currency Conversion: Where it is necessary or desirable in relation to this Trust Deed or the Conditions to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer and the Bondholders. A4071976 5 3 1

12.14 Events of Default: The Trustee may determine whether or not an Event of Default is in its opinion capable of remedy and/or whether or not any event is in its opinion materially A4071976 5 3 2 prejudicial to the interests of the Bondholders. Any such determination will be conclusive and binding upon the Issuer and the Bondholders. 12.15 Payment for and Delivery of Bonds: The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds or the exchange of the Original Global Bond for Original Definitive Registered Bonds or the delivery of the Original Global Bond or any Original Definitive Registered Bond to the person(s) entitled to it or them. 12.16 Bonds held by the Issuer, etc.: In the absence of actual knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer under Clause 10.11) that no Bonds are for the time being held by or on behalf of the Issuer or its Subsidiaries. 12.17 Interests of Bondholders: In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed or any determination to be made by it under this Trust Deed), the Trustee shall have regard to the general interests of the Bondholders as a class and shall not have regard to the consequences of such exercise for individual Bondholders nor to circumstances particular to individual Bondholders (whatever their number) and, in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of any such exercise for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim from the Issuer or the Trustee, any indemnification or payment of any tax arising in consequence of any such exercise upon individual Bondholders except to the extent provided for in Section 6 and/or in any undertakings given in addition thereto or in substitution therefor pursuant to this Trust Deed. For the avoidance of doubt, the Trustee shall not at any time have regard to the interests of the holders of Shares. 12.18 No Responsibility for Share Value: The Trustee shall not at any time be under any duty or responsibility to or have any liability to any Bondholder or to any other person to (i) monitor or take any steps to ascertain whether a Conversion Right is exercisable or whether any facts exist or may exist, which may require an adjustment to the Conversion Price or (ii) review either the nature or extent of any such adjustment when made or the method employed in making any such adjustment pursuant to the provisions of this Trust Deed or (iii) make or verify any calculations or determination made as to the number of Shares or the methodology used therefor and will not be responsible or liable to any person for any loss occasioned thereby. The Trustee shall not at any time be under any duty or responsibility or liability in respect of the validity or value (or the kind or amount) of any Shares or other shares or any other Securities or property, which may at any time be made available or delivered in the exercise of any Conversion Right and it makes no representation with respect thereto. The Trustee shall not be responsible or liable to any person for any failure of the Issuer to deliver any Shares or other shares or share certificates or other securities or any other amounts in respect of any Bond or of the Issuer to comply with any of the covenants contained in this Trust Deed. 12.19 Nominees: In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms. A4071976 5 3 3

12.20 Breach of Undertakings: The Trustee assumes no responsibility for ascertaining whether or not (i) a breach of any of the undertakings in Section 7 shall have occurred or (ii) any such breach shall have been rectified or (iii) any adjustment falls to be made to the Conversion A4071976 5 3 4

Price as a result thereof and shall have no liability to any person for not so doing. Unless and until the Trustee has actual knowledge of any of the above events it shall be entitled to assume that no such event has occurred. The Trustee shall not be liable for any loss arising from any determination or calculation made pursuant to the Conditions or from any failure or delay in making any such determination or calculation. 12.21 Responsibility for agents, etc.: If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this Trust Deed (an “Appointee”), it will not have any obligation to supervise the Appointee or to be responsible for any loss, liability, cost, claim, action, demand or expense incurred by anyone whatsoever by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee. 12.22 Clearing Systems: The Trustee may call for any certificate or other document to be issued by Euroclear or Clearstream, Luxembourg or any other relevant clearing system in relation to any matter. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s CreationOnline system) in accordance with its usual procedures and in which the holder of a particular principal amount of Bonds is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic. 12.23 Legal Opinions: The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Bonds or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever incurred thereby. The Trustee shall be entitled to call for and rely upon (without liability to any person), and the Issuer shall be obliged to use reasonable endeavours to procure the delivery of, legal opinions addressed to the Trustee dated the date of such delivery and in a form and content acceptable to the Trustee. 12.24 Illegality, etc: Notwithstanding anything else contained in this Trust Deed or any other Transaction Document, the Trustee shall refrain from doing anything which may, in the opinion of the Trustee, (i) be illegal or contrary to applicable law, directive or regulation of any agency of any state which would or might otherwise render it liable to any person and may do anything which in its opinion, is necessary to comply with any such law, directive or regulation; or (ii) cause it to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties or in the exercise of any right, authority, power or discretion under the Transaction Documents, or suffer any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever, if it shall have reasonable grounds for believing that repayment and/or prepayment of such funds or adequate indemnity and/or security against such risk or loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever is not assured to it. 12.25 Investigation: The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any A4071976 5 3 5 person contained in this Trust Deed, or any other agreement or document relating to the transactions contemplated herein or under such other agreement or document. A4071976 5 3 6

12.26 Indemnity: Notwithstanding anything else contained in this Trust Deed, the Trustee shall not be bound to take any action or step or proceeding or exercise any right, power, authority or discretion vested in it under this Trust Deed or any other agreement relating to the transactions herein contemplated including, but not limited to forming an opinion or employing a financial adviser until it has been indemnified and/or secured and/or prefunded to its satisfaction and may demand prior to taking any such steps, action or proceedings that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so as to indemnify and/or secure and/or prefund it and on such demand being made on the Issuer, the Issuer shall be obliged to make payment of all such sums in full. The Trustee shall not be liable to any person whatsoever for any loss occasioned by it not acting unless and until it shall have been so indemnified and/or secured and/or prefunded to its satisfaction. 12.27 Refrain from action: In relation to any discretion to be exercised or proceedings, actions or steps (including lodging an appeal in any proceedings) to be taken by the Trustee under this Trust Deed, the Bonds or the Agency Agreement, the Trustee may, at its discretion and without further notice, or shall, if it has been so directed by an Extraordinary Resolution of Bondholders or so requested in writing by the holders of at least one-quarter in principal amount of Bonds then outstanding (where relevant), exercise such discretion or take such proceedings, actions or steps, provided that, in either case, the Trustee shall not be obliged to exercise such discretion or take such actions, steps or proceedings unless it shall have been indemnified and/or secured and/or prefunded to its satisfaction and provided that the Trustee shall not be held liable for the consequences of exercising or not exercising its discretion or taking or not taking any such action, step or proceeding and may do so without having regard to the effect of such action, step or proceeding on individual Bondholders. 12.28 Experts and Auditors: Any confirmation, certificate or report of accountants, financial advisers, investment bank, Independent Advisers or other experts called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of this Trust Deed may be relied upon by the Trustee (without liability to any person) as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee or any other person in connection therewith contains a monetary or other limit on the liability of such expert or such other person in respect thereof and notwithstanding that the scope and/or basis of such certificate or report may be limited by any engagement or similar letter or by the terms of the certificate or report itself. 12.29 Independent Adviser: If the Issuer fails to select an Independent Adviser when required to do so pursuant to the Conditions and such failure continues for a reasonable period (as determined by the Trustee in its sole discretion), the Trustee may following notification thereof to the Issuer do so but shall not be obliged to do so unless it is indemnified and/or secured and/or prefunded to its satisfaction against all liabilities, costs, fees and expenses incurred in doing so, including those of the Independent Adviser itself. The Trustee has no responsibility for the accuracy or otherwise of any determination made by an Independent Adviser pursuant to the Conditions. 12.30 Execution and Enforceability: The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating A4071976 5 3 7 or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating or expressed to be supplemental thereto. A4071976 5 3 8

12.31 Error of Judgement: The Trustee shall not be in any way responsible for any liability incurred by reason of any error of judgment made in good faith by any of its employees or agents. 12.32 FSMA: Notwithstanding anything in this Trust Deed or any other Transaction Document to the contrary, the Trustee shall not do, or be authorised or required to do, anything which might constitute a regulated activity for the purposes of FSMA unless it is authorised under FSMA to do so. The Trustee shall have discretion at any time: (i) to delegate any of the functions which fall to be performed by an authorised person under FSMA to any other agent or person which also has the necessary authorisations and licenses; and (ii) to apply for authorisation under FSMA and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so. Nothing in this Trust Deed shall require the Trustee to assume an obligation of the Issuer arising under any provisions of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other competent authority besides the Financial Conduct Authority). 12.33 Personal Data: Notwithstanding the other provisions of the Transaction Documents, the Trustee may collect, use and disclose personal data about the parties (if any are an individual) or individuals associated with the Issuer and/or other parties, so that the Trustee can carry out its obligations to the Issuer and/or the other parties and for other related purposes, including auditing, monitoring and analysis of its business, fraud and crime prevention, money laundering, legal and regulatory compliance by the Trustee or members of the Trustee’s corporate group of other services. The Trustee may also transfer the personal data to any country (including countries outside the European Economic Area where there may be less stringent data protection laws) to process information on the Trustee’s behalf. 12.34 No Duty to Monitor: The Trustee shall not be under any duty to monitor whether any event or circumstance has happened or exists or may happen or exist and which requires or may require an adjustment to be made to the Conversion Price and will not be responsible or liable to any person for any loss arising from any failure or delay by it to do so, nor shall the Trustee be responsible or liable to any person for any determination of whether or not an adjustment to the Conversion Price is required or should be made nor as to the determination or calculation of any such adjustment. The Trustee shall not be required to take any steps to monitor or ascertain whether a Change of Control, a Delisting Event, consolidation, amalgamation or merger of the Issuer or any event or circumstance which could lead to a Change of Control, a Delisting Event or a consolidation, amalgamation or merger has occurred or may occur and will not be responsible or liable to Bondholders or any other person for any loss arising from any failure or delay by it to do so. 12.35 Withholding Tax by the Trustee: Notwithstanding anything contained herein, to the extent required by any applicable law, if the Trustee is required to make any deduction or withholding for or on account of tax from any distribution or payment made by it under this Trust Deed or if the Trustee is otherwise charged to, or may become liable to, tax as a consequence of performing its duties under this Trust Deed and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed or any Bonds from time to time representing the same, including any A4071976 5 3 9 income or gains arising therefrom, or any action of the Trustee in or about the administration of the trusts hereunder or otherwise, in any case other than any tax payable by the Trustee on its income A4071976 5 4 0 or profits, then the Trustee shall be entitled to make such deduction or withholding or (as the case may be) to retain out of sums received by it in respect of this Trust Deed an amount sufficient to discharge any such liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee on the trusts hereunder and, in respect of any such deduction or withholding, the Trustee shall account to the relevant authorities for the amount so withheld or deducted and shall provide the Issuer with appropriate evidence or documentation showing that such amount has been duly paid to the relevant authorities. 12.36 Notice of Possible Withholding Under FATCA: The Issuer shall notify the Trustee if it determines that any payment to be made by the Trustee under any Bonds is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Issuer’s obligation under this Clause 12.36 shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, any Bonds or both. 12.37 Issuer Right to Redirect: If the Issuer determines in its sole discretion that any deduction or withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to any of the Agents on any Bonds, then the Issuer will be entitled to redirect or reorganise any such payment in any way that it sees fit in order that the payment may be made without such deduction or withholding provided that, any such redirected or reorganised payment is made through a recognised institution of international standing and otherwise made in accordance with the Agency Agreement and this Trust Deed. The Issuer will promptly notify the Agents and the Trustee of any such redirection or reorganisation. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Clause 12.37. 12.38 Determinations by Trustee: When determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled (i) to evaluate its risk in any given circumstance by considering the worst-case scenario and (ii) to require that any indemnity or security or prefunding given to it by the Bondholders or any of them or any other person be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/ or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the indemnity, security and/or prefunding. 13 Trustee Liability 13.1 Trustee Liability: Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed, subject to Sections 750 and 751 of the Companies Act 2006 (if applicable) provided that if the Trustee fails to show the degree of care and diligence required of it as trustee, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any fraud, gross negligence or wilful misconduct of which it may be guilty. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall prevail to the extent allowed by law. In the case of an inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall take effect as a restriction or exclusion for the purposes of that act. A4071976 5 4 1

13.2 Consequential loss: Any liability of the Trustee arising under the Transaction Documents shall be limited to the amount of actual loss suffered (such loss shall be determined as at the date of default of the Trustee or, if later, the date on which the loss arises as a result of A4071976 5 4 2 such default) but without reference to any special conditions or circumstances known to the Trustee at the time of entering into the Transaction Documents, or at the time of accepting any relevant instructions, which increase the amount of the loss. In no event shall the Trustee be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive or consequential damages, whether or not the Trustee has been advised of the possibility of such loss or damages and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise. 14 Enforcement, Waiver and Proof of Default 14.1 Waiver: The Trustee may, without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms and conditions as seem expedient to it, any breach or proposed breach by the Issuer of the Conditions or any of the provisions of this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, or the Bonds or determine without any such consent as aforesaid that any Event of Default or Potential Event of Default will not be treated as such, provided that in the opinion of the Trustee, the interests of bondholders will not be materially prejudiced thereby and the Trustee will not do so in contravention of any express direction given by an Extraordinary Resolution or a request made pursuant to Section 8 but no such direction or request will affect any previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and, if the Trustee so requires, will be notified promptly by the Issuer to the Bondholders. 14.2 Proof of Default: If it is proved that as regards any specified Bond the Issuer has made default in paying any sum due to the relevant Bondholder, such proof will (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Bonds which are then payable. 14.3 Enforcement: The Trustee may, at any time at its discretion and without further notice, take such proceedings, actions or steps (including lodging an appeal in any proceedings) against the Issuer as it may think fit to recover any amounts due in respect of the Bonds and to enforce the provisions of this Trust Deed or the Conditions, but it will not be bound to take any such proceedings, actions or steps unless (i) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one quarter in principal amount of the Bonds then outstanding, and (ii) it shall have been indemnified and/or secured and/or pre-funded to its satisfaction. The Trustee shall not be held liable for the consequence of taking or refraining from taking any such action, step or proceedings and may take such action, step or proceedings without having regard to the effect of such action on individual Bondholders. Only the Trustee may enforce the provisions of the Bonds or this Trust Deed and no Bondholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable period and such failure is continuing. 15 Trustee not precluded from entering into Contracts A4071976 5 4 3

The Trustee, associated companies and any other person, whether or not acting for itself may acquire, hold or dispose of, any Bond or any Shares or other Securities (or any interest therein) of the Issuer or any other person with the same rights as it would have had if the Trustee were not Trustee and may enter into or be interested in any contracts or transactions with the Issuer or any such person and may act as depositary, trustee or agent or in any A4071976 5 4 4 other capacity for, or on any committee or body of holders of, any Securities issued or guaranteed by, or related to the Issuer or any such person and will not be liable to account for any profit. 16 Modification The Trustee may agree without the consent of the Bondholders to (i) any modification to the Conditions or the provisions of this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement and any agreement supplemental to the Agency Agreement or the Bonds which in its opinion is of a formal, minor or technical nature or which is made to correct a manifest error or to comply with mandatory provisions of law and (ii) any other modification to the Conditions or the provisions of this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement and any agreement supplemental to the Agency Agreement or the Bonds (but such power does not extend to any such modification as is mentioned in the proviso to paragraph 17.8 of Schedule 4) which is in its opinion not materially prejudicial to the interests of the Bondholders. Any such modification shall be binding on the Bondholders and such modification shall be notified by the Issuer to the Bondholders promptly in accordance with Section 15.7. 17 Appointment, Retirement and Removal of the Trustee 17.1 Appointment: Subject as provided in Clause 17.2 below, and subject to obtaining any consents or approvals as may be required by the laws or regulations of the Netherlands, the Issuer has the power of appointing a new trustee or trustees but no person will be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders and the Principal Paying, Transfer and Conversion Agent as soon as reasonably practicable. 17.2 Retirement and Removal: Any Trustee may retire at any time on giving not less than three months’ notice in writing to the Issuer without giving any reason and without being responsible for any costs (which costs shall be borne by the Issuer) occasioned by such retirement and the Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of any sole trustee or sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trustee or sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal under this Clause, the Issuer will be entitled, and will use reasonable endeavours to procure that another trust corporation be appointed as Trustee but if it fails to do so before the expiry of such three month notice period, the Trustee shall have the power to appoint a new Trustee with all the costs of such appointment being borne by the Issuer. 17.3 Co-Trustees: The Trustee may, notwithstanding Clause 17.1, by prior notice in writing to the Issuer appoint anyone to act as an additional Trustee jointly with the Trustee: 17.3.1 if the Trustee considers such appointment to be in the interests of the Bondholders; or 17.3.2 for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or 17.3.3 for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against the Issuer of either a judgment already obtained or any of the provisions of this Trust Deed. A4071976 5 4 5

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Subject to the provisions of this Trust Deed, the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may, by notice in writing to the Issuer and such person, remove any person so appointed. At the request of the Trustee, the Issuer will do such things as may be reasonably required to perfect such appointment or removal and each of them irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so. 17.4 Competence of a Majority of Trustees: If there are more than two Trustees the majority of such Trustees will (provided such majority includes a trust corporation) be competent to carry out all or any of the Trustee’s functions. 17.5 Merger: Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause 17, without the execution or filing of any paper or any further act on the part of any of the parties hereto. 18 Currency Indemnity 18.1 Currency of Account and Payment: Euro (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed and the Bonds, including damages. 18.2 Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, bankruptcy, winding-up or dissolution of the Issuer or otherwise) by the Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). 18.3 Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Bonds, the Issuer will indemnify the recipient against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase. 18.4 Indemnity separate: The indemnities in this Clause 18 and in Clause 11.6 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Bonds or any other judgment or order. 19 Communications 19.1 Modes of Communication: Any communication shall be by letter, email or facsimile transmission: in the case of the Issuer, to the Issuer at: A4071976 5 4 7

Address: Pharming Group N.V. Darwinweg 24 2333 CR Leiden The Netherlands Fax: Email: Attentio n: +31 (0)71 5247 445 R.Wright@pharming.com Robin Wright, Chief Financial Officer and in the case of the Trustee, to it at: Address: BNY Mellon Corporate Trustee Services Limited One Canada Square London E14 5AL United Kingdom Fax No.: Email: Attentio n: +44 (0) 207 964 2536 corpsov2@bnymellon.com Trustee Administration Manager or to such other address, email, facsimile number or attention details as shall have been notified (in accordance with this Clause) to the other parties hereto. Communications will take effect, in the case of a letter, when delivered, in the case of email, when the relevant receipt of such email communication being read is given, or where no read receipt is requested by the sender, at the time of sending provided that no delivery failure notification is received by the sender within 24 hours of sending such email communication, and in the case of a fax, when the relevant delivery receipt is received by the sender; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) after 5:00pm on a business day or at any time on a non- business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Trust Deed which is to be sent by fax or email will be written legal evidence. 19.2 Communications: In no event shall the Trustee or any other entity of The Bank of New York Mellon Group be liable for any Losses arising to the Trustee or any other entity of The Bank of New York Mellon Group receiving or transmitting any data from the Issuer, any Authorised Person or any party to the transaction via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email. The parties hereto accept that some methods of communication are not secure and the Trustee or any other entity of The Bank of New York Mellon Group shall incur no liability for receiving Instructions via any such non-secure method. The Trustee or any other entity of The Bank of New York Mellon Group is authorised to comply with and rely upon any such notice, Instructions or other communications believed by it to have been sent or given by an Authorised Person or an appropriate party to the transaction (or authorised representative therefore). The Issuer or any authorised officer of the Issuer shall use all reasonable endeavours to ensure that Instructions transmitted to the Trustee or any other entity of The Bank of New York Mellon Group pursuant to this Trust Deed are complete and correct. Any Instructions shall be conclusively deemed to be valid Instructions from the A4071976 5 4 8

Issuer or any authorised officer of the Issuer to the Trustee or any other entity of The Bank of New York Mellon Group for the purposes of this Trust Deed. A4071976 5 4 9

In this Clause, the following terms shall have the following meanings: “Authorised Person” means any person who is designated in writing by the Issuer from time to time to give instructions to the Trustee under the terms of this Trust Deed; “Instructions” means any written notices, directions or instructions received by the Trustee from an Authorised Person or from a person reasonably believed by the Trustee to be an Authorised Person; “Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgements (including legal fees and expenses) sustained by either party; and “The Bank of New York Mellon Group” means The Bank of New York Mellon and any company or other entity of which The Bank of New York Mellon is directly or indirectly a shareholder or owner. For the purposes of this Trust Deed, each branch of The Bank of New York Mellon shall be a separate member of The Bank of New York Mellon Group. 20 Purchase or Redemption by the Issuer of Shares 20.1 The Issuer may exercise such rights as it may from time to time enjoy to purchase or redeem Shares without the consent of the Bondholders. 21 Governing Law and Jurisdiction 21.1 Governing Law: This Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law. 21.2 Jurisdiction: The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed or the Bonds (and any non- contractual obligations arising out of or in connection with them) and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Bonds (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waive any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of each of the Trustee and the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not). 21.3 Service of Process: The Issuer irrevocably appoints Process Agent Limited at its registered office for the time being currently at Kemp House, 152-160 City Road, London EC1V 2NX as its authorised agent for service of process in England in relation to Proceedings. Nothing in this Deed shall affect the right to serve process in any other manner permitted by law. 22 Counterparts This Trust Deed and any trust deed supplemental hereto may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Trust Deed or any trust deed supplemental hereto by email attachment or telecopy shall be an effective mode of delivery. A4071976 5 5 0

23 Contracts (Rights of Third Parties) Act 1999 A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms. Subject to the provisions of this Trust Deed, the parties to this Trust Deed shall have the right to amend, vary or rescind any provision of this Trust Deed without the consent of any such third party. 24 Power of Attorney If the Issuer is represented by an attorney or attorneys in connection with the signing and/ or execution and/or delivery of this Trust Deed, the Global Bonds, the Definitive Registered Bonds or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of a particular jurisdiction, it is hereby expressly acknowledged and accepted by the other parties to this Trust Deed that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof. A4071976 5 5 1

SCHEDULE 1 Terms and Conditions of the Bonds 1 General 1.1 Description Each Bond evidenced by this certificate is one of a duly authorised issue of debt securities of Pharming Group N.V., a limited liability company (naamloze vennootschap) incorporated under the laws of The Netherlands (the “Issuer”), designated as its €125,000,000 3.00 per cent. convertible bonds due 2025 (the “Bonds”, which expression shall include any Further Bonds issued pursuant to Section 15.6). The Bonds will mature on 21 January 2025 (the “Maturity Date”). The Bonds are issued in registered form in denominations of €100,000 each. The Bonds are constituted by a Trust Deed (the “Trust Deed”) dated 21 January 2020 between the Issuer and BNY Mellon Corporate Trustee Services Limited (the “Trustee” which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the holders of the Bonds. The Issuer has also entered into a paying, transfer and conversion agency agreement (the “Agency Agreement”) dated 21 January 2020 with The Bank of New York Mellon, London Branch, as principal paying, transfer and conversion agent (the “Principal Paying, Transfer and Conversion Agent”) and The Bank of New York Mellon SA/NV, Luxembourg Branch as registrar in respect of the Bonds (the “Registrar”) and the other paying and conversion agents named therein (the “Conversion Agents” and, together with the Principal Paying, Transfer and Conversion Agent and the Registrar, collectively, the “Agents”, which term shall include their successors and assigns of any such Agent as the context requires). The holders of the Bonds are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions applicable to them under the Agency Agreement. The Issuer has also entered into a calculation agency agreement dated 21 January 2020 (the “Calculation Agency Agreement”) with Conv-Ex Advisors Limited (the “Calculation Agent”, which expression shall include any successor as calculation agent under the Calculation Agency Agreement) whereby the Calculation Agent has been appointed to make certain calculations in relation to the Bonds. Copies of the Trust Deed, Agency Agreement and Calculation Agency Agreement are available for inspection (i) by holders of the Bonds during usual office hours at the office of the Trustee at One Canada Square, London E14 5AL, United Kingdom, and at the specified offices of the Principal Paying, Transfer and Conversion Agent and the Registrar and (ii) electronically from the Principal Paying, Transfer and Conversion Agent upon request to corpsov2@bnymellon.com. 1.2 Definitions Capitalised terms used herein are defined in Section 14. Capitalised terms used but not defined in these terms and conditions (these “Conditions”) shall have the meanings attributed to them in the Trust Deed unless the context requires otherwise or unless otherwise stated. 2 Status of the Bonds and Negative Pledge 2.1 Status The Bonds constitute direct, unconditional, unsubordinated and (subject to Section 2.2) unsecured obligations of the Issuer and shall at all times rank pari passu and without preference among themselves and at least equally with all other unsecured and unsubordinated obligations of the Issuer, present and future (subject to any obligations preferred by mandatory provisions of law). 2.2 Negative Pledge A4071976 5 5 2

So long as any Bond remains outstanding (as defined in the Trust Deed), the Issuer will not, and will ensure that none of its Subsidiaries will, create or have outstanding any mortgage, charge, lien, pledge or other security interest, upon the whole or any part of their respective present or future undertaking, assets or revenues (including any uncalled capital) to secure any Capital Markets Indebtedness or to secure any guarantee or indemnity in respect of any Capital Markets Indebtedness, without at the same time or prior thereto providing the Bonds with the same security as is created or subsisting to secure any such Capital Markets Indebtedness, guarantee or indemnity or such other security as either (i) the Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Bondholders or (ii) shall be approved by an Extraordinary Resolution of the Bondholders. In this Section 2.2, “Capital Markets Indebtedness” means any present or future indebtedness (whether being principal, interest or other amounts) which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other similar securities, whether issued for cash or in whole or in part for a consideration other than cash, which for the time being are, or are intended to be or capable of being, quoted, listed or dealt in or traded on any stock exchange or over-the- counter or other securities market. 3 Payments 3.1 Principal Unless previously redeemed, converted or purchased and cancelled as provided herein, the principal amount of each Bond will be payable on the Maturity Date. The amount due in respect of each Bond on the Maturity Date shall be 100 per cent. of its principal amount (the “Redemption Price”). 3.2 Interest (a) Generally The Bonds bear interest from and including the Closing Date at a rate of 3.00 per cent. per annum, payable semi-annually in arrear in equal instalments on 21 January and 21 July in each year and on the Maturity Date (each an “Interest Payment Date”), commencing on 21 July 2020. The interest payable on each Interest Payment Date will be the interest accrued (a) in respect of the interest period commencing on the Closing Date, from and including the Closing Date to but excluding such Interest Payment Date; and (b) in respect of each subsequent interest period, from and including the most recent prior Interest Payment Date to which interest on the Bonds has been fully paid or duly provided for, to but excluding such Interest Payment Date (each, an “Interest Period”). The amount of interest payable in respect of a Bond for any period (a “Short Period”) which is shorter than an Interest Period shall be calculated on the basis of the number of days in such Short Period from (and including) the first day of such Short Period to (but excluding) the last day of such Short Period divided by the product of (x) the number of days from (and including) the first day of such Short Period to (but excluding) the Interest Payment Date falling after the first day of such Short Period and (y) the number of Interest Periods normally ending in any year. (b) Accrued Interest In respect of any Bonds for which a Conversion Notice has been given, interest shall cease to accrue with effect from the Interest Payment Date immediately preceding the relevant Conversion Date (or, if none, the Closing Date) and, subject as provided below, no interest shall be paid on such Bonds in respect of any period commencing on or after such Interest Payment Date (or, as the case may be, the Closing Date). In respect of Bonds for which the Issuer has given a Redemption Notice and subsequently Conversion Rights have been exercised, interest shall accrue at the rate provided in Section A4071976 5 5 3

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3.2(a) above to but excluding the Conversion Date if the Redemption Notice is given on or after the 15th Business Day prior to a Dividend Determination Date in respect of any Cash or Stock Dividend on the Shares, and the redemption date specified in such notice falls on or prior to 14 Business Days after the first Interest Payment Date following such Dividend Determination Date. The Issuer shall pay any such interest by not later than 14 days after the relevant Conversion Date by transfer to a euro account with a bank in a city in which banks have access to the TARGET System in accordance with instructions given by the relevant Bondholder in the relevant Conversion Notice. However, no such interest shall be paid if the relevant Cash or Stock Dividend on the Shares has resulted in an adjustment to the Conversion Price and which is applicable to the relevant exercise of Conversion Rights. Where a Bond is redeemed pursuant to Section 4.1, 4.2 or 4.3, interest on such Bond will accrue up to, but excluding, the due date for redemption thereof unless payment of principal is improperly withheld or refused, in which event interest will continue to accrue at the rate specified in Section 3.2(a) (both before and after judgment) up to, but excluding, the Relevant Date. (c) Record Date The interest payable on any Interest Payment Date will be paid to the Person in whose name the Bonds are registered at 5:00 p.m. (local time in the place of payment) on the Record Date. In these Conditions, “Record Date” means the date falling five Business Days before the due date for any payment. 1.3 Due Date not a Business Day Notwithstanding any other provision of these Conditions or the Agency Agreement, if the date on which any principal, interest or other payment obligation is due falls on a day that is not a Business Day, the Issuer shall have until (and including) the next succeeding Business Day to satisfy its payment obligation, and any such payment shall be given the same force and effect as if made on the date on which such principal, interest or other payment obligation was due. Bondholders shall not be entitled to any further interest or other payments for such delay. 1.4 Overdue Payment Obligations Any overdue principal of or interest on the Bonds, or any other overdue amount on any payment obligation hereunder, will bear interest payable on demand at a rate per annum equal to the rate specified in Section 3.2(a) above but not less than zero, from and including the date of default to but excluding the date when paid. 1.5 Fiscal Laws and FATCA All payments in respect of the Bonds are subject in all cases (i) to any applicable fiscal or other laws and regulations applicable thereto in the place of payment but without prejudice to Section 6 and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof (“FATCA”) or any law implementing an intergovernmental approach to FATCA (“FATCA Withholding”). 4 Redemption 4.1 Redemption at the Option of the Issuer On giving not less than 30 nor more than 60 days’ notice (an “Optional Redemption Notice”) to the Bondholders in accordance with Section 15.7 and to the Principal Paying, Transfer and Conversion A4071976 5 5 5

A4071976 5 5 6

Agent and the Trustee, the Issuer may elect to redeem all but not some only of the Bonds on the date (the “Optional Redemption Date”) specified in the Optional Redemption Notice at the Redemption Price, together with accrued but unpaid interest up to (but excluding) the Optional Redemption Date: (a) at any time on or after 13 February 2023, if the Parity Value on each of at least 20 dealing days in any period of 30 consecutive dealing days ending not more than five Business Days prior to the giving of the relevant Optional Redemption Notice, shall have equalled or exceeded €130,000, as verified by the Calculation Agent; or (b) at any time following the date on which Conversion Rights become exercisable if, prior to the date the relevant Optional Redemption Notice is given, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) and/or redemptions effected in respect of 85 per cent. or more in principal amount of the Bonds originally issued (which shall for this purpose include any Further Bonds). 4.2 Redemption for Taxation Reasons At any time the Issuer may, having given not less than 30 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Bondholders in accordance with Section 15.7 and to the Principal Paying, Transfer and Conversion Agent and the Trustee, redeem (subject to the second following paragraph) all but not some only of the Bonds outstanding on the date (the “Tax Redemption Date”) specified in the Tax Redemption Notice at the Redemption Price plus accrued interest to but excluding the Tax Redemption Date, if (a) the Issuer satisfies the Trustee immediately prior to the giving of such notice that the Issuer has or will become obliged to pay additional amounts in respect of payments of interest on the Bonds pursuant to Section 6 as a result of any change in, or amendment to, the laws or regulations of any Taxing Jurisdiction or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 14 January 2020, and (b) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (1) a certificate signed by a member of the board of management (lid van de raad van bestuur) of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and (2) an opinion of independent legal or tax advisers of recognised standing to the effect that such change or amendment has occurred and that the Issuer has or will become obliged to pay such additional amounts as a result thereof (irrespective of whether such amendment or change is then effective). On the Tax Redemption Date the Issuer shall (subject to the next following paragraph) redeem the Bonds at the Redemption Price, together with accrued interest up to (but excluding) the Tax Redemption Date. If the Issuer gives a Tax Redemption Notice, each Bondholder will have the right to elect that its Bonds shall not be redeemed and that the provisions of Section 6 shall not apply in respect of any payment of interest to be made on such Bonds which falls due after the relevant Tax Redemption Date, whereupon no additional amounts shall be payable in respect thereof pursuant to Section 6 and payment of all amounts of such interest on such Bonds shall be made subject to the deduction or withholding of any taxation in the relevant Taxing Jurisdiction required to be withheld or deducted. To exercise such right, the holder of the relevant Bond must complete, sign and deposit at the A4071976 5 5 7 specified office of the Principal Paying, Transfer and Conversion Agent or any Conversion Agent, a duly completed and signed notice of election, in the form for the time being current, obtainable from the A4071976 5 5 8 specified office of the Principal Paying, Transfer and Conversion Agent or any Conversion Agent together with the relevant Bonds on or before the day falling 10 days prior to the Tax Redemption Date. Any Bond so deposited shall be returned by the relevant Paying, Transfer and Conversion Agent or Conversion Agent to the relevant Bondholder on the Tax Redemption Date, endorsed to reflect the election made by such Bondholder, by uninsured post to, and at the risk of, the relevant Bondholder. 4.3 Redemption at the Option of Bondholders upon a Put Event Following the occurrence of a Put Event, the holder of each Bond will have the right to require the Issuer to redeem that Bond on the Put Date at its Redemption Price, plus accrued interest to but excluding the Put Date. To exercise such right, the holder of the relevant Bond must deliver such Bond to the specified office of the Principal Paying, Transfer and Conversion Agent or any Conversion Agent, together with a duly completed and signed notice of exercise in the form for the time being currently obtainable from the specified office of the Principal Paying, Transfer and Conversion Agent or any Conversion Agent (a “Put Exercise Notice”), at any time during Put Period. The “Put Date” shall be the fourteenth calendar day after the expiry of the Put Period. Payment in respect of any such Bond shall be made by transfer to a euro account with a bank in a city in which banks have access to the TARGET System as specified by the relevant Bondholder in the relevant Put Exercise Notice. A Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds the subject of Put Exercise Notices delivered as aforesaid on the Put Date. Within 14 calendar days following the occurrence of a Put Event, the Issuer shall give notice thereof to the Bondholders in accordance with Section 15.7 (a “Put Notice”). The Put Notice shall contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights, as provided in these Conditions and their entitlement to exercise their rights to require redemption of their Bonds pursuant to this Section 4.3. The Put Notice shall also specify: (a) all information material to Bondholders concerning the Put Event; (b) the Conversion Price immediately prior to the occurrence of the Put Event and, if applicable, the Change of Control Conversion Price applicable pursuant to Section 5.4(c) during the Put Period on the basis of the Conversion Price in effect immediately prior to the occurrence of the Change of Control; (c) the Closing Price of the Shares as at the latest practicable date prior to the publication of the Put Notice; (d) the Put Period; (e) the Put Date; and (f) such other information relating to the Put Event as the Trustee may reasonably require. The Trustee shall not be required to monitor or take any steps to ascertain whether a Put Event or any event which could lead to a Put Event has occurred or may occur and will not be responsible or liable to Bondholders or any other person for any loss arising from any failure by it to do so. 4.4 Redemption Notices Any Redemption Notice shall be irrevocable. Any such notice shall specify (i) the Optional Redemption Date or the Tax Redemption Date, as the case may be, which shall be a Business Day,A4071976 5 5 9

(ii) the Conversion Price, the aggregate principal amount of the Bonds outstanding and the Closing Price of the Shares, in each case as at the latest practicable date prior to the publication of the A4071976 5 6 0

Redemption Notice and (iii) the last day on which Conversion Rights may be exercised by Bondholders. 5 Conversion Rights 5.1 Conversion Rights and Conversion Price Subject as provided in these Conditions, each Bond shall entitle the Bondholder to convert each Bond into new and/or existing Shares as determined by the Issuer, credited as fully paid (“Conversion Rights”). The number of Shares to be issued or transferred and delivered on exercise of a Conversion Right shall be equal to the Reference Shares in respect of such exercise. The Issuer will procure that Shares to be issued or transferred and delivered on exercise of Conversion Rights will be issued or transferred and delivered to the relevant Bondholder or his nominee as specified in the relevant Conversion Notice in accordance with the provisions of Section 5.3. The initial Conversion Price is €2.0028 per Share. The Conversion Price is subject to adjustment in the circumstances described in Section 5.4. The expression “Conversion Price” shall be construed accordingly. Subject to and as provided in these Conditions, the Conversion Right in respect of a Bond may be exercised, at the option of the holder thereof, at any time subject to any applicable fiscal or other laws or regulations and as hereinafter provided) from the Closing Date to (and including) the date falling 7 Business Days prior to the Maturity Date (both days inclusive) or, if such Bond is to be redeemed pursuant to Section 4.1 or 4.2 prior to the Maturity Date, then up to (and including) the date falling 7 Business Days before the date fixed for redemption thereof pursuant to Section 4.1 or 4.2 unless there shall be a default in making payment in respect of such Bond on any such date fixed for redemption, in which event the Conversion Right shall extend up to the end of normal business hours (at the place aforesaid) on the date on which the full amount of such payment becomes available for payment and notice of such availability has been given to Bondholders or, if earlier, the Maturity Date or, if the Maturity Date is not a Business Day, the immediately preceding Business Day. Conversion Rights may not be exercised (i) following the giving of notice by the Trustee pursuant to Section 8 that the Bonds are immediately due and payable or (ii) in respect of a Bond in respect of which the relevant Bondholder has exercised its right to require the Issuer to redeem that Bond pursuant to Section 4.3. Conversion Rights may not be exercised by a Bondholder in circumstances where the relevant Conversion Date would fall during the period commencing on the Record Date in respect of any payment of interest on the Bonds and ending on the relevant Interest Payment Date (both days inclusive). The period during which Conversion Rights may (subject as provided herein) be exercised by a Bondholder is referred to as the “Conversion Period”. 5.2 Procedures for Exercising Conversion Rights (a) Delivery of Conversion Notice on exercise of Conversion Rights Subject to the terms and conditions of this Section 5.2, each Bondholder may exercise its Conversion Rights by giving at its own expense to any Conversion Agent a conversion notice (and, if required under Section 5.2(b) below, the relevant Bond certificate) A4071976 5 6 1 substantially in the form set forth in the Agency Agreement (a “Conversion Notice”). The Business Day following the day on which such Conversion Notice shall have been received (or, if such day A4071976 5 6 2 is not a Business Day, the following Business Day) by the Conversion Agent shall be the “Conversion Date” and shall be deemed to be the date on which Conversion Rights have been exercised. Copies of the Conversion Notice can be obtained during normal business hours at the registered office of the Conversion Agent. Shares to be delivered following an exercise of Conversion Rights will be delivered by credit to an account with a financial institution. The Bondholder must include sufficient details about the account and the financial institution in the Conversion Notice to permit the Issuer to make or to cause to be made such delivery by credit to such account. Once delivered to the Conversion Agent, a Conversion Notice will be irrevocable. Conversion Rights may only be exercised in respect of the whole of a Bond. (b) Surrender of Bond Certificates A Bondholder must surrender any certificate evidencing the Bonds being converted to the Conversion Agent on or before the Conversion Date. 5.3 Delivery of Shares (a) Delivery of Shares Where Conversion Rights shall have been exercised, the Issuer shall deliver to the relevant Bondholder or Bondholders such number of Shares as is equal to the Reference Shares in respect of such exercise, thereby satisfying by way of set off the obligation to pay up the issue price of the Shares (which issue price shall be equal to the principal amount of the Bonds to be converted). (b) Fractions Fractions of Shares will not be issued or transferred and delivered on exercise of Conversion Rights or pursuant to Section 5.4(f) and no cash payment or other adjustment will be made in lieu thereof. However, if the Conversion Right in respect of more than one Bond is exercised at any one time such that Shares to be issued or transferred and delivered on conversion or pursuant to Section 5.4(f) are to be registered in the same name, the number of such Shares to be issued or transferred and delivered in respect thereof shall be calculated by the Calculation Agent on the basis of the aggregate principal amount of such Bonds being so converted and rounded down to the nearest whole number of Shares. (c) Procedures for Delivery of Shares Following the exercise of Conversion Rights by a Bondholder, the Issuer shall deliver, or procure the delivery of the Reference Shares (if any) on the relevant Delivery Date to the relevant Bondholder by crediting the account with the financial institution specified in the relevant Conversion Notice with the Reference Shares. All Shares delivered to Bondholders on exercise of Conversion Rights will be fully paid and non-assessable on the relevant Delivery Date. In these Conditions, “non-assessable” (which term has no equivalent in Dutch) means that neither the Issuer nor any other Person has any right to require the holder of a Share to pay to the Issuer or any other Person any additional or further amount solely as a result of its holding of such Share. “Delivery Date” means the date on which the relevant Reference Shares are issued and/or delivered to the relevant Bondholder, which shall be no later than the date falling five Business Days following the relevant Conversion Date. (d) Settlement Disruption EventA4071976 5 6 3

If a Settlement Disruption Event occurs between the Conversion Date and the Delivery Date, and delivery of any Shares cannot be effected on the Delivery Date, then solely for purposes of this Section 5.3 the Delivery Date will be postponed until the first succeeding calendar day on which delivery of the Shares can take place through a national or international settlement system or in any other commercially reasonable manner. (e) No Payment or Adjustment for Accrued Dividends Shares delivered to Bondholders on exercise of their Conversion Rights will rank pari passu in all respects with the fully paid Shares in issue on the relevant Delivery Date, except that Bondholders will not be entitled to receive any dividend or other distribution declared payable to holders of Shares by reference to a record date falling prior to such Delivery Date. No interest or other amount or adjustment will be paid or made in respect of any such dividend or dividends. (f) Ranking Where a Bondholder shall have exercised its Conversion Rights, the relevant Bondholder shall be entitled to all dividends, distributions and other entitlements of the Shares determined by reference to a record date on or after the relevant Delivery Date. 5.4 Adjustment of Conversion Price (a) Non-Merger Events The Conversion Price will be adjusted by (unless otherwise specified) the Calculation Agent as follows under the following circumstances (each, an “Adjustment Event”): (i) Stock Split or Consolidation If there shall have occurred a subdivision or consolidation of the Shares (except for a Merger Event) into a greater or lesser number of Shares, the Conversion Price will be adjusted as of the Effective Date by multiplying the Conversion Price in effect immediately prior to the Effective Date by Formula 1 in Section 5.4(b) below. “Effective Date” means, in respect of this Section 5.4(a)(i), the date on which such subdivision or consolidation takes effect. (ii) Granting of Rights or Warrants for Shares If the Issuer grants or causes to be granted a right, warrant or other security to existing holders of Shares as a class giving them the right to purchase or subscribe for additional Shares (other than constituting a Cash or Stock Dividend), the Conversion Price will be adjusted as of the Effective Date by multiplying the Conversion Price in effect immediately prior to the Effective Date by Formula 2 in Section 5.4(b) below. “Effective Date” means, in respect of this Section 5.4(a)(ii), the later of (i) the Ex- Date in respect of such grant and (ii) the first date on which the result of Formula 2 in Section 5.4(b) below is capable of being determined in accordance with such Formula 2. (iii) Sale of Shares at a Substantial Discount If the Issuer issues Shares for no consideration or sells Shares for cash, or causes Shares to be sold for cash, for a price that is less than 95 per cent. of the Current Market Price for the Shares on the date of first public announcement of the terms of such sale (other than in the circumstances the subject of Section 5.4(a)(ii) or A4071976 5 6 4

5.4(a)(iv), and other than constituting a Cash or Stock Dividend), the Conversion Price will be adjusted as of the A4071976 5 6 5

Effective Date by multiplying the Conversion Price in effect immediately prior to the Effective Date by Formula 3 in Section 5.4(b) below. “Effective Date” means, in respect of this Section 5.4(a)(iii), the date of issuance of the Shares. (iv) Free Distributions of Shares If the Issuer makes or causes to be made a free distribution of Shares by way of capitalisation of profits or reserves to existing holders of Shares as a class (other than constituting a Cash or Stock Dividend), the Conversion Price will be adjusted as of the Effective Date by multiplying the Conversion Price in effect immediately prior to the Effective Date by Formula 1 in Section 5.4(b) below. “Effective Date” means, in respect of this Section 5.4(a)(iv), the Ex-Date in respect of such distribution. (v) Free Distribution of an Equity-Linked Security If the Issuer makes or causes to be made a free distribution or dividend of securities that are convertible, exchangeable or otherwise exercisable into the Shares to existing holders of Shares as a class (other than in the circumstances the subject of Section 5.4(a)(ii) and other than constituting a Cash or Stock Dividend), the Conversion Price will be adjusted as of the Effective Date by multiplying the Conversion Price in effect immediately prior to the Effective Date by Formula 2 in Section 5.4(b) below. “Effective Date” means, in respect of this Section 5.4(a)(v), the later of (i) the Ex- Date in respect of such free distribution or dividend and (ii) the first date on which the result of Formula 2 in Section 5.4(b) below is capable of being determined in accordance with such Formula 2. (vi) Granting of Rights or Warrants for an Equity-Linked Security If the Issuer grants or causes to be granted a right, warrant or other security to existing holders of Shares as a class giving them the right to purchase or subscribe for securities that are convertible, exchangeable or otherwise exercisable into the Shares, (other than in the circumstances the subject of Section 5.4(a)(v) and other than constituting a Cash or Stock Dividend) the Conversion Price will be adjusted as of the Effective Date by multiplying the Conversion Price in effect immediately prior to the Effective Date by Formula 2 in Section 5.4(b) below. “Effective Date” means, in respect of this Section 5.4(a)(vi), the later of (i) Ex-Date in respect of such grant and (ii) the first date on which the result of Formula 2 in Section 5.4(b) below is capable of being determined in accordance with such Formula 2. (vii) Issuance of Equity-Linked Securities at a Substantial Discount If the Issuer issues for no consideration or issues and sells for cash, or causes to be issued and sold for cash, securities that are convertible, exchangeable or otherwise exercisable into, or grants rights or options to purchase or subscribe, Shares (other than in the circumstances the subject of Section 5.4(a)(v) or Section 5.4(a)(vi) and other than constituting a Cash or Stock Dividend) and the price per equity-linked security, right or option (determined on a per Share basis by reference to the initial conversion or exchange price or ratio) together with any other consideration received or receivable by the Issuer in respect of such equity-linked security, right or option A4071976 5 6 6

(determined on a per Share basis as aforesaid) is less than 95 per cent. of the Current Market Price for A4071976 5 6 7 the Shares on the date of first public announcement of the terms of such equity-linked securities, rights or options, the Conversion Price will be adjusted as of the Effective Date by multiplying the Conversion Price in effect immediately prior to the Effective Date by Formula 3 in Section 5.4(b) below. “Effective Date” means, in respect of this Section 5.4(a)(vii), the date of issuance of such equity-linked security. (viii) Granting of Rights or Warrants for other Property If the Issuer grants a right, warrant or other security to existing holders of Shares as a class giving them the right to purchase at less than Fair Market Value (determined as at the Ex-Date in respect of such grant), any other property (not covered by another Section of this Section 5.4(a), and other than constituting a Cash or Stock Dividend), the Conversion Price will be adjusted as of the Effective Date by multiplying the Conversion Price in effect immediately prior to the Effective Date by Formula 2 in Section 5.4(b) below. “Effective Date” means, in respect of this Section 5.4(a)(viii), the later of (i) Ex-Date in respect of such grant and (ii) the first date on which the result of Formula 2 in Section 5.4(b) below is capable of being determined in accordance with such Formula 2. (ix) Cash or Stock Dividend If a Cash or Stock Dividend is paid or made on the Shares, where the Ex-Date in respect of such Cash or Stock Dividend falls on or after the Closing Date, then the Conversion Price will be adjusted as of the Effective Date, by multiplying the Conversion Price in effect immediately prior to the Effective Date by Formula 5 in Section 5.4(b) below. “Effective Date” means, in respect of this Section 5.4(a)(ix), the later of (i) Ex-Date in respect of such Cash or Stock Dividend and (ii) the first date on which the result of Formula 5 in Section 5.4(b) below is capable of being determined in accordance with such Formula 5. (x) Spin-off or Subdivision of Shares into Classes If the Issuer distributes, or causes to be distributed, to existing holders of Shares (a “Spin-off Event”) equity securities of any entity other than the Issuer (the “Spin-off Securities”), or subdivides (a “Reclassification”) the Shares into two or more separately quoted classes of equity securities (such new classes of equity securities, the “Reclassified Securities”), then one of the following adjustments will be made (as appropriate and subject as provided therein), as selected by the Issuer (in consultation with an Independent Adviser) from among the options applicable to such event, effective as of the Effective Date: (1) in the case of a Spin-off Event or a Reclassification where the Spin-off Securities or Reclassified Securities, as the case may be, are publicly traded on a Recognised Exchange, the Shares shall thereafter comprise the securities comprising either the Shares immediately prior to such adjustment together with the Spin-off Securities (in the case of a Spin-off Event) or the Reclassified Securities (in the case of a Reclassification), in either case in the same amount as the Bondholder would have been entitled to receive had he A4071976 5 6 8 converted the Bonds into Shares immediately prior to the record date of such Spin-off Event or the effective date of such Reclassification; A4071976 5 6 9

(2) in the case of a Spin-off Event, the Conversion Price will be adjusted by multiplying the Conversion Price then in effect by Formula 2 in Section 5.4(b) below; (3) in the case of a Spin-off Event, where the Spin-off Securities are publicly traded on a Recognised Exchange, the Issuer will, within five dealing days after the Ex-Date in respect of the Spin-off Event, deliver the Spin-off Securities to each Bondholder in the same amount as the Bondholder would have been entitled to receive had he converted the Bonds into Shares immediately prior to the record date of such Spin-off Event; or (4) in the case of a Spin-off Event, where the Spin-off Securities are publicly traded on a Recognised Exchange, the Issuer will, within five dealing days after the Ex-Date in respect of the Spin-off Event, pay to each Bondholder an amount in cash in euros (rounded to the nearest €0.01, with €0.005 being rounded upwards) equal to the number of such Spin-off Securities as such Bondholder would have been entitled to receive had he converted the Bonds into Shares immediately prior to the record date of such Spin-off Event multiplied by the Fair Market Value of the Spin-off Securities on a per Share basis. If the Issuer selects option (1): (y) in the case of a Spin-off Event, each Bond will thereafter be convertible into the Shares and the relevant Spin-off Securities and for such purposes the initial Conversion Price in respect of such Spin-off Securities upon the relevant Spin-off Event shall be calculated by dividing the principal amount of each Bond by the number of Spin-off Securities the holder of such Bond would have been entitled to receive had he converted the Bonds into Shares immediately prior to the record date of such Spin-off Event. No adjustment shall be made to the Conversion Price in respect of the Shares as a result of such Spin-off Event. (z) in the case of a Reclassification, the Bonds will thereafter be convertible into each class of the Reclassified Securities and for such purposes the initial Conversion Price in respect of each class of Reclassified Securities upon the Reclassification shall be calculated by dividing the principal amount of each Bond by the number of such Reclassified Securities as the holder of such Bond would have been entitled to receive had he converted the Bonds into Shares immediately prior to the effective date of such Reclassification. “Effective Date” means, in respect of this Section 5.4(a)(x), the record date for such Spin-Off Event (or, as the case may be, the effective date for such Reclassification) (or, if the Issuer selects option (2) and if later, the first date on which the result of Formula 2 in Section 5.4(b) below is capable of being determined in accordance with such Formula 2). If the Issuer shall select option (3) or (4) the Bonds will continue to be convertible into Shares as provided in these Conditions and no adjustment shall be made to the Conversion Price as a result of the relevant Spin-off Event. (xi) Share Buybacks by means of a Tender or Exchange Offer above Market A4071976 5 7 0

A4071976 5 7 1

If the Issuer or any of its Subsidiaries commences a tender or exchange offer for the Shares and the Fair Market Value of the cash and other consideration offered per Share (determined as at the Expiration Time) exceeds the value of “P” in Formula 4 in Section 5.4(b) below, the Conversion Price will be adjusted as of the Effective Date by multiplying the Conversion Price in effect immediately prior to the Effective Date by the fraction expressed by Formula 4 in Section 5.4(b) below. For the avoidance of doubt, this section does not apply to a purchase or redemption or buyback of share capital of the Issuer by or on behalf of the Issuer or any of its Subsidiaries pursuant to any general authority for such purchases, redemptions or buybacks approved by a general meeting of Shareholders and in accordance with the price limits specified in Article 3 of Commission Delegated Regulation (EU) 2016/1052 (or any successor regulation providing a safe harbour for share buybacks by an issuer under applicable market abuse rules). “Effective Date” means, in respect of this Section 5.4(a)(xi), the later of (i) the dealing day immediately following the Expiration Time (as defined below) and (ii) the first date on which the result of Formula 4 in Section 5.4(b) below is capable of being determined in accordance with such Formula 4. (b) Adjustment Formulae The formulae to be applied in Section 5.4(a) above to adjust the Conversion Price are as follows: Formula 1 (Sections 5.4(a)(i) and 5.4(a)(iv) above): X Y where: X = the number of Shares outstanding immediately prior to the occurrence of such event. Y = the number of Shares outstanding immediately after the occurrence of such event. Formula 2 (Sections 5.4(a)(ii), 5.4(a)(v), 5.4(a)(vi), 5.4(a)(viii) and 5.4(a)(x)(2) above): P - d P where: P = the Current Market Price on the Ex-Date in respect of the relevant distribution, dividend, rights, warrants or other securities or other property. d = the Fair Market Value per Share of the distribution, dividend, rights, warrants or securities or other property, as the case may be, such Fair Market Value as aforesaid being determined as at the Ex-Date in respect thereof. Formula 3 (Sections 5.4(a)(iii) and 5.4(a)(vii) above): X + (Z x c/ P) X + ZA4071976 5 7 2 where: X = the number of Shares outstanding immediately prior to the date of first public announcement of the terms of the relevant issue or sale. P = the Current Market Price on the date of first public announcement of the terms of the relevant issue or sale. Z = the number of (i) Shares to be sold or (ii) Shares into which such other securities to be sold or issued are convertible, exchangeable or otherwise exercisable. c = (i) the sale price per security of the Shares to be sold or (ii) the sale price of the securities to be sold or issued that are convertible, exchangeable or otherwise exercisable into the Shares, together with any other consideration received or receivable in respect of such securities, in each case determined on a per Share basis by reference to the initial issue, sale, conversion or exchange price or ratio, as the case may be (and in any such case if the relevant Shares or securities are issued for no consideration, the sale price shall be zero). A4071976 5 7 3

Formula 4 (Section 5.4(a)(xi) above): where: N1 x P A + (N2 x P) N1 = the number of Shares outstanding at the latest time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended), inclusive of all Shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the “Purchased Shares”). N2 = the number of Shares outstanding at the Expiration Time, exclusive of any Purchased Shares. P = the Current Market Price of the Shares on the date of first public announcement of the terms of the tender or exchange offer. A = the Fair Market Value (determined as at the Expiration Time) of the aggregate consideration payable to holders of Shares based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of the Purchased Shares. Formula 5 (Section 5.4(a)(ix) above): P - d P P = the Current Market Price of the Shares on the Ex-Date in respect of the relevant Cash or Stock Dividend. d = the Fair Market Value of the relevant Cash or Stock Dividend per Share as at the Ex-Date in respect of such Cash or Stock Dividend. A4071976 5 7 4

(c) Change of Control If a Change of Control occurs, the Conversion Price (the “Change of Control Conversion Price”) in respect of any Bonds in respect of which Conversion Rights are exercised and the Conversion Date falls during the Change of Control Period, will be determined as set out below: COCCP = OCP/(1+ (CP x c/t)) where: COCCP = means the Change of Control Conversion Price OCP = means the Conversion Price in effect on the relevant Conversion Date CP = means 40 per cent. c = means the number of days from and including the date the Change of Control occurs to but excluding the Maturity Date t = means the number of days from and including the Closing Date to but excluding the Maturity Date (d) Merger Events If, in respect of a Merger Event, the consideration for the Shares consists (or, at the option of the holder of the Shares, may consist) of New Securities, Other Consideration or Combined Consideration, then on or after the Merger Date each Bond shall be convertible into the number of New Securities, the amount of Other Consideration or the amount of Combined Consideration, as the case may be, to which a holder of the number of Shares which would have been required to be delivered had such Bond been converted immediately prior to the Merger Event would be entitled upon consummation of the Merger Event. Where pursuant to the foregoing the Bonds will be convertible into property including or comprising New Securities, the initial Conversion Price in respect of such New Securities shall be calculated by dividing the principal amount of each Bond by the number of such New Securities (determined as provided above), all as determined by an Independent Adviser. (e) Other Adjustments No adjustment to the Conversion Price will be required other than those specified above. However, if the Issuer (following consultation with the Calculation Agent) determines in good faith that an adjustment should be made to the Conversion Price (or that a determination should be made as to whether an adjustment should be made) as a result of one or more events or circumstances not referred to above in this Section 5.4 (even if the relevant event or circumstances are specifically excluded from the operation of any or all of Sections 5.4(a) and 5.4(c) above), the Issuer shall, at its own expense and acting reasonably, in consultation with the Calculation Agent, request an Independent Adviser to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account of such events or circumstances and the date on which such adjustment should take effect. Upon such determination, such adjustment (if any) shall be made and shall take effect in accordance with such determination. If following consultation between the Issuer and the Calculation Agent any doubt shall arise as to the appropriate adjustment to the Conversion Price, and following consultation between the Issuer and an Independent Adviser, a written opinion of such Independent A4071976 5 7 5

Adviser in respect thereof shall be conclusive and binding on the Issuer, the Bondholders, the A4071976 5 7 6

Calculation Agent and the Paying, Transfer and Conversion Agents and the Conversion Agents, save in the case of manifest error. (f) Retroactive Adjustments If a Retroactive Adjustment occurs in relation to any exercise of Conversion Rights, the Issuer shall procure that there shall be issued or transferred and delivered to the relevant Bondholder, in accordance with the instructions contained in the relevant Conversion Notice, such additional number of Shares (if any) (the “Additional Shares”) as, together with the Shares issued or transferred and delivered on the relevant exercise of Conversion Rights, is equal to the number of Shares which would have been required to be issued or transferred and delivered on such exercise if the relevant adjustment to the Conversion Price had been made and become effective immediately prior to the relevant Conversion Date, all as determined in good faith by the Calculation Agent or an Independent Adviser, provided that if in the case of Section 5.4(a) (ii), (iv), (v), (vi), (vii) or (ix) the relevant Bondholder shall be entitled to receive the relevant Shares, Cash or Stock Dividends, securities or Securities in respect of the Shares to be issued or transferred and delivered to it, then no such Retroactive Adjustment shall be made in relation to the relevant event and the relevant Bondholder shall not be entitled to receive Additional Shares in relation thereto. (g) No Adjustment Other than an adjustment to the Conversion Price in respect of a consolidation of Shares pursuant to Section 5.4(a)(i), no adjustment to the Conversion Price shall result in an increase thereof. No adjustment to the Conversion Price will be made to the extent that the Conversion Price for one Share would thereby be reduced below the nominal amount of each Share effective as of the date of such adjustment. Without prejudice to the foregoing, upon any event which, but for this Section 5.4(g), would result in an adjustment to the Conversion Price to an amount which is less than the nominal amount of each Share, in accordance with the foregoing provisions, the calculation of any subsequent adjustments will be made on the amount of the Conversion Price which would have resulted, had this Section 5.4(g) not applied. If the result of such adjustments is below the nominal amount per Share, the Conversion Price will be equal to the nominal amount of each Share. To the extent that an adjustment to the Conversion Price cannot occur as a result of this Section 5.4(g), the Issuer will not be obliged to compensate the Bondholders by a cash payment or in any other way. (h) Procedures Adjustments to the Conversion Price shall be determined and calculated by the Calculation Agent upon request from the Issuer and/or, to the extent so specified in the Conditions and upon request from the Issuer, by an Independent Adviser. Adjustments to the Conversion Price calculated by the Calculation Agent or, where applicable, an Independent Adviser and any other determinations made by the Calculation Agent or, where applicable, an Independent Adviser, or an opinion of an Independent Adviser, pursuant to these Conditions shall in each case be made in good faith and shall be final and binding (in the absence of manifest error) on the Issuer, the Trustee, the Bondholders, the Calculation Agent (in the case of a determination by an Independent Adviser), the Paying, Transfer and Conversion Agents and the Conversion Agents.A4071976 5 7 7

The Calculation Agent may consult, at the expense of the Issuer, on any matter (including, but not limited to, any legal matter) relating to the performance of its obligations in respect A4071976 5 7 8 of the Bonds, any legal or other professional adviser as it reasonably believes is necessary and it shall be able to rely upon, and it shall not be liable and shall incur no liability as against the Trustee, the Bondholders, the Conversion Agents or the Paying, Transfer and Conversion Agents in respect of anything done, or omitted to be done, relating to that matter in good faith, in accordance with that adviser’s opinion. The Calculation Agent shall act solely upon the request from, and exclusively as agent of, the Issuer and in accordance with these Conditions. Neither the Calculation Agent (acting in such capacity) nor any Independent Adviser appointed in connection with the Bonds (acting in such capacity) will thereby assume any obligations towards or relationship of agency or trust and shall not be liable and shall incur no liability in respect of anything done, or omitted to be done in good faith, in its capacity as Calculation Agent as against the Trustee, the Bondholders, the Conversion Agents or the Paying Transfer and Conversion Agents. All references in the foregoing provisions to the number of Shares outstanding shall exclude Shares held by or on behalf of the Issuer or any Subsidiary. The Conversion Price resulting from any adjustment provided for in Section 5.4(a), 5.4(c) or 5.4(e) above will be rounded down to the nearest 0.0001, subject to Section 5.4(i). (i) De Minimis Exception No adjustment to the Conversion Price pursuant to Sections 5.4(a), 5.4(c) and 5.4(e) above will be made if the adjustment (rounded down if applicable) would result in a change in the Conversion Price of less than 1 per cent. of the then prevailing Conversion Price, provided that any adjustment that would otherwise be required to be made and any amount by which the Conversion Price has been rounded down pursuant to Section 5.4(i) above will be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made. (j) Notice The Issuer shall give notice to the Principal Paying, Transfer and Conversion Agent, the Trustee and the Bondholders in accordance with Section 15.7 of any change (or, at the Issuer’s discretion, any prospective change) to the Conversion Price as soon as reasonably practicable following such change (or, if the notice is given in respect of a prospective change, at such time as the Issuer shall determine). (k) Share or Option Schemes, Dividend Reinvestment Plans No adjustment will be made to the Conversion Price pursuant to this Section 5.4 where Shares or other securities (including, but not limited to, rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or non-executive office, consultants or former consultants or the personal service company of any such person) or their spouses or relatives, in each case, of the Issuer or any of its Subsidiaries or any associated company or to a trustee or nominee to be held for the benefit of any such person, in any such case pursuant to any share or option or incentive scheme or pursuant to any dividend reinvestment plan or similar plan or scheme. 1.6 Stamp, Transfer, Registration or other Taxes or Duties A4071976 5 7 9

The Issuer shall pay all stamp, issue, registration, transfer, documentary and other similar taxes or duties payable in The Netherlands, or in any other jurisdiction in which the Issuer may be, from time A4071976 5 8 0 to time, domiciled, resident or otherwise has a taxable presence upon delivery of Shares on exercise of Conversion Rights (“Transfer Taxes”). If the Issuer shall fail to pay any Transfer Taxes, the relevant Bondholder shall be entitled to pay any such Transfer Taxes and the Issuer as a separate and independent stipulation, covenants to reimburse and indemnify each Bondholder in respect of any payment thereof and any penalties payable in respect thereof. A Bondholder exercising Conversion Rights must pay directly to the relevant authorities any capital, stamp, issue, registration, transfer and other taxes or duties arising on the exercise of such Conversion Rights, other than any Transfer Taxes. A Bondholder must also pay all, if any, taxes imposed on it and arising by reference to any disposal or deemed disposal by it of a Bond or interest therein in connection with the exercise of Conversion Rights by it. Any duties or taxes payable by a Bondholder pursuant to this Section 5.5 in the jurisdiction of the Conversion Agent with whom the relevant Conversion Notice is deposited shall be required to be paid to such Conversion Agent as a condition precedent to conversion. None of the Issuer, the Trustee or any Agent will impose any charge upon the exercise of Conversion Rights. 1.7 Repurchase of Bonds The Issuer and any Subsidiary may at any time purchase Bonds at any price in the open market or in privately negotiated transactions, provided that such purchases are in compliance with applicable law and stock exchange regulations. All Bonds which are so purchased will promptly be cancelled and may not be reissued or resold. 1.8 Calculation of Damages Subject to applicable law and Condition 8, if the Issuer fails to deliver Shares upon an exercise of Conversion Rights, for the purposes of any damages claim, the value of the relevant claim shall be calculated on the basis of the Volume Weighted Average Price of a Share on the relevant Delivery Date. 6 Withholding Taxes All payments of principal, interest and other amounts made by the Issuer in respect of the Bonds will be made without deduction or withholding for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied, collected, withheld or assessed by or on behalf of the jurisdiction in which the Issuer is resident for tax purposes (a “Taxing Jurisdiction”), unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law or regulation or by the official interpretation thereof. In that event, the Issuer will pay such additional amounts (the “Additional Amounts”) as will result in the receipt by the Bondholders of the amounts which would have been received by them had no such withholding or deduction been required, except that no such Additional Amounts shall be payable on account of any taxes or duties which: (a) are payable by reason of the Bondholder having, or having had, some personal or business connection with such Taxing Jurisdiction other than a connection arising from the mere holding of the Bond or receiving payments in respect of the Bond; (b) are made in regard to any FATCA Withholding; or (c) (with effect from 1 January 2021 only) are payable pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) (the “Act”) by reason of the Bondholder being related (gelieerd) to the Issuer within the meaning of the Act. A4071976 5 8 1

References in these Conditions to principal and/or interest and/or any other amounts payable in respect of the Bonds shall be deemed also to refer to any Additional Amounts which may be payable under this Section 6. The provisions of this Section 6 shall not apply in respect of any payments of interest which fall due after the relevant Tax Redemption Date in respect of any Bonds which are the subject of a Bondholder election pursuant to Section 4.2. 7 Covenants So long as any Bond remains outstanding, save with the approval of an Extraordinary Resolution or with the prior written approval of the Trustee where, in its opinion, it is not materially prejudicial to the interest of the Bondholders to give such approval: (a) Covenant not to Merge, Consolidate, Amalgamate, Sell, Lease or Transfer Assets under Certain Conditions: The Issuer will not consolidate or amalgamate with or merge into any other corporation or corporations (other than where the Issuer is the continuing entity), or sell, lease, or transfer all or substantially all its assets, unless (A) the corporation formed by such consolidation or amalgamation, or into which the Issuer shall have been merged, or which shall have acquired such assets upon any such sale, lease or transfer shall have expressly assumed the due and punctual payment of the principal of and interest on all the Bonds and the due and punctual performance and observance of all of the covenants and conditions of the Bonds to be performed or observed by the Issuer and (B) (x) each Bond shall thereafter be convertible into the class and amount of Shares and other securities, property and assets (including cash) receivable upon such consolidation, amalgamation or merger or sale, lease or transfer by a holder of the number of Shares which would have been required to be delivered had such Bond been converted into Shares immediately prior to such merger, consolidation, amalgamation, sale, lease or transfer or (y) if, in the case of any such sale, lease or transfer, no such Shares or other securities, property or assets are receivable by holders of Shares, the Bonds will be convertible into Shares or common stock or the like (comprising equity securities) of the corporation which shall have acquired the relevant assets on such basis and with a Conversion Price (subject to adjustment as provided in these Conditions) as determined in good faith by an Independent Adviser. For the purposes thereof, the Issuer shall execute and deliver to each of the Agents a supplement to the Agency Agreement satisfactory to the Principal Paying, Transfer and Conversion Agent. Such supplement will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in these Conditions. The provisions of this Section 7(a) will apply in the same way to any subsequent merger, consolidation, amalgamation, sale, lease or transfer. In case of any such consolidation, merger, sale, lease or transfer, and following such an assumption by the successor corporation, such successor corporation will succeed to and be substituted for the Issuer with the same effect as if it had been named herein. In the event of any such sale, lease or transfer, following such an assumption by the successor corporation, the Issuer will be discharged from all obligations and covenants under the Bonds and the Agency Agreement and may be liquidated and dissolved. (b) Covenant not to Issue or Pay Up any Securities: The Issuer will not issue or pay up any Securities, in either case by way of capitalisation of profits or reserves, other than: (i) by the issue of fully paid Shares or other Securities to Shareholders and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive Shares or other Securities on a capitalisation of profits or reserves; or (ii) by the issue of fully paid Shares, issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a Cash or Stock Dividend in cash; orA4071976 5 8 2

(iii) by the issue of Shares or any equity share capital to, or for the benefit of, any employees or former employees, director or executive holding or formerly holding executive office (including directors holding or formerly holding executive office or non-executive office, consultants or former consultants or the personal service company of any such person) or their spouses or relatives, in each case the Issuer or any of its Subsidiaries or any associated company or to a trustee or nominees to be held for the benefit of any such person, in any such case pursuant to an employee, director or executive share or option or incentive scheme whether for all employees, directors, or executives or any one or more of them (a “Permitted Issue”), unless, in any such case, the same constitutes a Cash or Stock Dividend or otherwise gives (or, in the case of an issue or payment of up of Securities in connection with a Change of Control, will give) rise (or would, but for the provisions of these Conditions relating to roundings, minimum adjustments or the carry forward of adjustments, give rise) to an adjustment to the Conversion Price or is (or, in the case of any issue or payment up of Securities in connection with a Change of Control, will be) otherwise taken into account for the purposes of determining whether such an adjustment should be made. (c) Covenant not to Modify the Rights of Shares: The Issuer will not modify the rights attaching to the Shares with respect to voting, dividends or liquidation nor issue any other class of equity share capital carrying any rights which are more favourable than the rights attaching to the Shares, but nothing in this Section 7(c) shall prevent: (i) the issue of any equity share capital to employees (including directors holding or formerly holding executive or non-executive office or the personal service company of any such person) whether of the Issuer or any of the Subsidiaries or associated companies by virtue of their office or employment or any consultant or former consultant of or expert or former expert of the Issuer or any of the Subsidiaries or associated companies pursuant to any scheme or plan approved by the Issuer or which is established pursuant to such a scheme or plan which is or has been so approved; or (ii) any consolidation, reclassification, redesignation or subdivision of the Shares or the conversion of a Share into stock or vice versa; or (iii) any modification of such rights which is not, in the opinion of an Independent Adviser acting in good faith, materially prejudicial to the interests of the holders of the Bonds upon which opinion the Trustee shall be entitled to rely absolutely without liability to any person; or (iv) any issue of equity share capital where the issue of such equity share capital results, or would, but for the provisions of these Conditions relating to roundings and minimum adjustments or the carry forward of adjustments or, where comprising Shares, the fact that the consideration per Share receivable therefor is at least 95 per cent. of the Current Market Price per Share, otherwise result, in an adjustment to the Conversion Price; or (v) any issue of equity share capital or modification of rights attaching to the Shares, where prior thereto the Issuer shall have instructed an Independent Adviser to determine in good faith what (if any) adjustments should be made to the Conversion Price as being fair and reasonable to take account thereof and such Independent Adviser shall have determined in good faith either that no adjustment is required or that an adjustment resulting in a decrease in the Conversion Price is required and, if so, the new Conversion Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly); or A4071976 5 8 3

A4071976 5 8 4

(vi) the amendment of the articles of association of the Issuer following a Change of Control to ensure that any Bondholder exercising its Conversion Right where the Conversion Date falls on or after the occurrence of a Change of Control will receive the same consideration in respect of any Shares required to be issued or transferred and delivered to it on exercise of Conversion Rights as it would have received in respect of such Shares had it exercised its Conversion Right at the time of the occurrence of the Change of Control and had such Shares been tendered in the relevant offer (a “Change of Control Conversion Right Amendment”). (d) Covenant not to Grant Other Securities Preferential Conversion, Exchange or Subscription Rights: The Issuer will, except as part of any employee, director or executive (including, for this purpose, consultants or experts) share or option or incentive scheme, procure that no Securities (whether issued by the Issuer or any Subsidiary or procured by the Issuer or any Subsidiary to be issued or issued by any other person pursuant to any arrangement with the Issuer or any Subsidiary) issued without rights to convert into, or exchange or subscribe for, Shares shall subsequently be granted such rights exercisable at a consideration per Share which is less than 95 per cent. of the Current Market Price per Share on the date of the first public announcement of the proposed inclusion of such rights unless the same gives rise (or would, but for the provisions of these Conditions relating to roundings and minimum adjustments or the carry forward of adjustments, give rise) to an adjustment to the Conversion Price and that at no time shall there be in issue Shares of differing nominal values, save where such Shares have the same economic rights. (e) Covenant not to Prevent the Issue of Shares as Fully Paid: The Issuer will not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on the exercise of Conversion Rights, Shares could not, under any applicable law then in effect, be legally issued as fully paid; (f) Covenant not to Reduce Issued Share Capital or Share Premium Account: The Issuer will not reduce its issued share capital, share premium account, or any uncalled liability in respect thereof, or any non-distributable reserves, except: (i) pursuant to the terms of issue of the relevant share capital; or (ii) by means of a purchase or redemption of share capital of the Issuer, in each case, to the extent permitted by applicable law; or (iii) where the reduction does not involve any distribution of assets to Shareholders; or (iv) solely in relation to a change in the currency in which the nominal value of the Shares is expressed; or (v) to create distributable reserves (to which, in respect of any such creation of distributable reserves by the Issuer in respect of which consent is required, the Trustee will be deemed to have irrevocably given its consent (without being required to take any action or any liability in respect thereof) prior to such creation of distributable reserves occurring and, to the extent that express consent is required, the Bondholders authorise and direct the Trustee to give its consent (without any liability for so doing) to such creation of distributable reserves); or (vi) by way of transfer to reserves as permitted under applicable law; or (vii) where the reduction is permitted by applicable law and the Trustee is advised in writing by an Independent Adviser (and the Trustee shall be entitled to rely on such advice without liability to any person), acting as an expert and in good faith, that the interests of the Bondholders will not be materially prejudiced by such reduction; orA4071976 5 8 5

(viii) where the reduction is permitted by applicable law and results (or, in the case of a reduction in connection with a Change of Control, will result) in (or would, but for the provisions of these Conditions relating to roundings or the carry forward of adjustments, result in) an adjustment to the Conversion Price or is (or, in the case of a reduction in connection with a Change of Control, will be) otherwise taken into account for the purposes of determining whether such an adjustment should be made, provided that, without prejudice to the other provisions of these Conditions, the Issuer may exercise such rights as it may from time to time be entitled pursuant to applicable law to purchase, redeem or buy back its Shares and any depositary or other receipts or certificates representing Shares without the consent of Bondholders. (g) Covenant to Give Notice to the Trustee and the Bondholders in the Event of an Offer for Shares: The Issuer will, if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) Shareholders other than the offeror and/or any associates of the offeror) to acquire the whole or any part of the issued Shares, or if any person proposes a scheme with regard to such acquisition, give notice in writing of such offer or scheme to the Trustee and the Bondholders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the Issuer on its website and, where such an offer or scheme has been recommended by the board of management of the Issuer, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use reasonable endeavours to procure that a like offer or scheme is extended to the holders of any Shares issued during the period of the offer or scheme arising out of the exercise of Conversion Rights pursuant to these Conditions and/or to the holders of the Bonds (which like offer or scheme in respect of such Bondholders shall entitle any such Bondholders to receive the same type and amount of consideration it would have received had it held the number of Shares to which such Bondholder would be entitled assuming it were to exercise its Conversion Rights in the relevant Change of Control Period). (h) Reservation of Share Capital: The Issuer undertakes that it will, at all times, maintain treasury shares or authorised share capital, free of pre-emption rights sufficient in aggregate for the issuance of Shares that would be required to be delivered to Bondholders on exercise of Conversion Rights in respect of all outstanding Bonds from time to time. Furthermore, the Issuer undertakes that it will propose to its 2020 general meeting and any subsequent general meeting thereafter, as applicable, the required resolution(s) to allow the Issuer sufficient authority from the general meeting to grant rights to subscribe for Shares and to exclude shareholders' pre-emption rights, to enable it to issue or deliver the Shares that it would be required to be issued or delivered to Bondholders on exercise of Conversion Rights in respect of all outstanding Bonds from time to time. (i) Listing of Shares: The Issuer undertakes to use reasonable endeavours to ensure that the Shares issued upon exercise of the Conversion Rights will be admitted to the Relevant Exchange (but this undertaking shall not be considered as being breached as a result of a Change of Control (whether or not recommended or approved by the board of management and supervisory board of the Issuer) that causes or gives rise to, whether following the operation of any applicable compulsory acquisition provision or otherwise, (including at the request of the person or persons controlling the Issuer as a result of the Change of Control) a de-listing of the Shares). (j) Listing of Bonds: The Issuer undertakes to make or cause to be made an application for the Bonds to be admitted to trading on the Open Market (Freiverkehr) of the Frankfurt Stock Exchange (or another internationally recognised, regularly operating, regulated or non-regulated stock exchange or securities market) (the “Admission”) within 30 calendar days following the Closing Date and to A4071976 5 8 6 use reasonable endeavours to maintain such Admission to trading for so long as any of the Bonds remain A4071976 5 8 7 outstanding, save that if the Issuer is unable to maintain such Admission as aforesaid, the Issuer undertakes to use reasonable endeavours to obtain and maintain a listing and/or admission to trading for the Bonds on such other stock exchange as the Issuer may from time to time determine and the Issuer will promptly give notice to the Bondholders and the Trustee of any such listing or delisting of the Bonds by any of such stock exchanges. (k) Terms and Conditions: The Issuer undertakes that by no later than the Closing Date it will (i) publish a copy of these Conditions (including a legend regarding the intended target market for the Bonds) on its website and (ii) thereafter (and for so long as any of the Bonds remain outstanding) maintain the availability of these Conditions (as the same may be amended in accordance with their terms) on such website. (l) Independent Adviser: The Issuer undertakes, whenever a function expressed in these Conditions to be performed by an Independent Adviser falls to be performed, to appoint and (for so long as such function is required to be performed) maintain an Independent Adviser. The Issuer has undertaken in the Trust Deed to deliver to the Trustee annually and otherwise on request by the Trustee a certificate of two directors of the Issuer, as to there not having occurred an Event of Default since the date of the last such certificate or if such event has occurred as to the details of such event. The Trustee will be entitled to rely on such certificate and shall not be obliged to independently monitor compliance by the Issuer with the undertakings set forth in these Conditions nor be liable to any person for not so doing. 8 Events of Default If any of the following events (each an “Event of Default”) occurs and is continuing, the Trustee at its discretion may, and if so requested by the holders of at least one-quarter in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution and provided in each case that it is indemnified and/or secured and/or prefunded to its satisfaction shall, give notice to the Issuer that the Bonds are, and they shall accordingly immediately become, due and repayable at (i) in the case of the occurrence and continuation of an Event of Default pursuant to paragraph (b) below, an amount equal to the higher of (A) the Parity Value of the Bonds subject of the relevant exercise of Conversion Rights had the date of the declaration of the relevant Event of Default been the Delivery Date and (B) the Redemption Price for the Bonds or (ii) in the case of any other Event of Default, the Redemption Price for the Bonds together, in each case, with accrued interest (if any) to the date of payment: (a) Payment Default: the Issuer fails to pay the principal of or interest on or any other amount in respect of any Bonds when the same becomes due and payable and such failure continues for a period of 10 calendar days; or (b) Conversion: the Issuer fails to deliver Shares upon exercise of Conversion Rights when the same is required to be delivered or otherwise a failure to duly and punctually comply with any of the Issuer’s obligations in respect of the exercise of Conversion Rights and such default continues for a period of seven calendar days; or (c) Breach of Agreement: a default in the observance or performance of any other covenant or agreement contained in these Conditions or the Trust Deed which default is incapable of remedy or, if in the opinion of the Trustee is capable of remedy, is not in the opinion of the Trustee remedied within 30 calendar days after notice of such default shall have been given to the Issuer by the Trustee; or (d) Cross-Default: (i) any other present or future indebtedness of the Issuer or any of its Subsidiaries for or in respect of moneys borrowed or raised becomes (or becomes capable of being declared) due A4071976 5 8 8 and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (ii) any such indebtedness is not paid when due or, as the case may be, A4071976 5 8 9 within any originally applicable grace period, or (iii) the Issuer or any of its Subsidiaries fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this Section 8(d) have occurred equals or exceeds €10,000,000 or its equivalent (on the basis of the middle spot rate for the relevant currency against the euro quoted by any leading bank on the day on which this paragraph operates); or (e) Bankruptcy: the Issuer or any Material Subsidiary of the Issuer (i) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (ii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iii) consents to the appointment of a Custodian of it or for substantially all of its property, (iv) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (v) makes a general assignment for the benefit of its creditors, (vi) takes any corporate action to authorise or effect any of the foregoing, (vi) is unable to pay its debts, stops, suspends or threatens to stop or suspend all or a material part of (or a particular type of) its debts or (vii) proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) such debts; or (f) Winding Up: a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Issuer or any Material Subsidiary of the Issuer in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganisation, arrangement, adjustment or composition in respect of the Issuer or any Material Subsidiary of the Issuer, (ii) appoint a Custodian of the Issuer or any Material Subsidiary of the Issuer or for substantially all of any of its property or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or (g) Judgments: one or more judgments in an aggregate amount in excess of €10,000,000 (or the equivalent thereof in any other currency or currencies) shall have been rendered against the Issuer or any Subsidiary of the Issuer and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and no longer subject to appeal, cassatie, or similar proceedings; or (h) Analogous Proceedings: there occurs, in relation to any Material Subsidiary of the Issuer, in any jurisdiction to which it or any of its assets are subject, any event which reasonably corresponds with any of those mentioned in Section 8(e) to 8(g) above; (i) Illegality: it is or will become unlawful for the Issuer to perform or comply with any one or more of its obligations under any of the Bonds or the Trust Deed; or (j) Cessation of Business: save in the case of a Material Subsidiary where such Material Subsidiary transfers all or substantially all of its business to the Issuer, another Material Subsidiary or another subsidiary which will immediately thereafter become a Material Subsidiary, the Issuer or any Material Subsidiary of the Issuer ceases (or threatens to cease) to carry on all or substantially all of its business. 9 Meetings of Bondholders, Modification and Waiver 9.1 Meetings of BondholdersA4071976 5 9 0

The Trust Deed contains provisions for convening meetings of Bondholders to consider matters affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by the A4071976 5 9 1

Issuer or the Trustee and shall be convened by the Issuer if requested in writing by Bondholders holding not less than 10 per cent. in principal amount of the Bonds for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more persons holding or representing more than one-half in principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to change the Maturity Date or the dates on which interest is payable in respect of the Bonds, (ii) to modify the circumstances in which the Issuer or Bondholders are entitled to redeem the Bonds pursuant to Section 4.1, 4.2 or 4.3 (other than removing the right of the Issuer to redeem the Bonds pursuant to Section 4.1 or 4.2), (iii) to reduce or cancel the principal amount of, or interest on, the Bonds or to reduce the amount payable on redemption of the Bonds, (iv) to modify the basis for calculating the interest payable in respect of the Bonds, (v) to modify the provisions relating to, or cancel, Conversion Rights or the rights of Bondholders to receive Shares on exercise of Conversion Rights pursuant to these Conditions (other than a reduction to the Conversion Price), (vi) to increase the Conversion Price (other than in accordance with these Conditions), (vii) to change the currency of the denomination of the Bonds or of any payment in respect of the Bonds, (viii) to change the governing law of the Bonds, the Trust Deed or the Agency Agreement, or (ix) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be one or more persons holding or representing not less than two- thirds, or at any adjourned meeting not less than one-third, in principal amount of the Bonds for the time being outstanding. Any Extraordinary Resolution duly passed by the Bondholders shall be binding on all Bondholders (whether or not they were present at any meeting at which such resolution was passed and whether or not they voted on such resolution). The Trust Deed provides that (i) a resolution in writing signed by or on behalf of the holders of not less than 75 per cent. of the aggregate principal amount of the Bonds outstanding (which may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Bondholders) or (ii) a consent given by way of electronic consent through the relevant clearing system(s) (in a form satisfactory to the Trustee) by or on behalf of the holders of not less than 75 per cent. of the aggregate principal amount of the Bonds outstanding, shall, in any such case, be effective as an Extraordinary Resolution passed at a meeting of Bondholders duly convened and held. 9.2 Modification and Waiver The Trustee may agree, without the consent of the Bondholders, to (i) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law, and (ii) any other modification to the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of Bondholders. The Trustee may, without the consent of the Bondholders, determine that any Event of Default should not be treated as such, provided that in the opinion of the Trustee, the interests of Bondholders will not be materially prejudiced thereby. Any such modification, authorisation, A4071976 5 9 2 waiver or determination shall be binding on the Bondholders and, if the Trustee so requires, shall be notified to the Bondholders promptly in accordance with Section 15.7. A4071976 5 9 3

9.3 Entitlement of the Trustee In connection with the exercise of its functions (including but not limited to those referred to in this Section 9) the Trustee shall have regard to the interests of Bondholders as a class but shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers or discretions for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer, the Trustee or any other Person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders, except to the extent provided for in these Conditions or the Trust Deed. 10 Enforcement The Trustee may at any time, at its discretion and without notice, take such proceedings, actions or steps (including lodging an appeal in any proceedings) against the Issuer as it may think fit to enforce the provisions of the Trust Deed and the Bonds, but it shall not be bound to take any such proceedings, actions or steps unless (i) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding, and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. Notwithstanding the above: (a) the Trustee may refrain from taking any proceedings, actions or steps in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion, be contrary to any law of a relevant jurisdiction; and (b) the Trustee may refrain from taking any proceedings, actions or steps in any jurisdiction if in its opinion it would or may render it liable to any person or, it would or may not have the power to do the relevant thing in a relevant jurisdiction by virtue of any applicable law in that jurisdiction or if it is determined by any court or other competent authority in a relevant jurisdiction that it does not have such power. No Bondholder shall be entitled to (i) take any proceedings, actions or steps against the Issuer to enforce the performance of any of the provisions of the Trust Deed or the Bonds or (ii) take any other proceedings, actions or steps (including lodging an appeal in any proceedings) in respect of or concerning the Issuer, in each case unless the Trustee, having become bound so to take any such proceedings, actions or steps, fails so to do within a reasonable period and such failure is continuing. 11 The Trustee The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including: (a) provisions relieving it from taking any proceedings, actions or steps unless indemnified and/or secured and/or prefunded to its satisfaction; and (b) provisions limiting or excluding its liability in certain circumstances. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit. The Trust Deed provides that, when determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled (i) to evaluate its risk in any given circumstance by A4071976 5 9 4 considering the worst-case scenario and (ii) to require that any indemnity or security or prefunding given to it by the A4071976 5 9 5

Bondholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security. The Trustee may act and rely without liability to Bondholders and without further investigation on a report, confirmation, certificate, opinion or any advice of any accountants, financial advisers, financial institution, an Independent Adviser or other expert, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or any other person or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee may accept and shall be entitled to act and rely on any such report, confirmation, certificate, opinion or advice and such report, confirmation, certificate, opinion or advice shall be binding on the Issuer, the Trustee and the Bondholders. 12 Agents 12.1 Agent of the Issuer The Agents and the Calculation Agent, when acting in that capacity, act solely as agents of the Issuer and do not assume any obligation towards or relationship of agency or trust for or with any Bondholder or any Person holding an interest in respect of any Bond through an account with a financial intermediary or otherwise. 12.2 Appointment and Termination of Agents and the Calculation Agent The Issuer has initially appointed the Principal Paying, Transfer and Conversion Agent, the Registrar, the Conversion Agents and the Calculation Agent for the Bonds as stated above. The Issuer may at any time, with the approval of the Trustee, appoint additional or other Agents or Calculation Agents and terminate the appointment of such Agents or Calculation Agent. Notice of any such termination or appointment and of any change in the office through which any Agent will act will be promptly given to each Bondholder in the manner described in Section 15.7 hereof. 12.3 Duty to Maintain Office As long as the Bonds, including in the event that some but not all Bonds originally issued, are outstanding, the Issuer shall maintain a Principal Paying, Transfer and Conversion Agent and a Calculation Agent which shall each be a financial institution of international repute or a financial adviser with appropriate expertise. 13 Registration and Transfer of Bonds 13.1 Registration The Issuer will cause a register (the “Register”) to be kept at the specified office of the Registrar outside the United Kingdom on which will be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers, redemptions and conversions of Bonds. 13.2 Transfer Bonds may, subject to the terms of the Agency Agreement and to Sections 13.3 and 13.4, be transferred by lodging the relevant Bond (with the form of application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Registrar or any Paying, Transfer and Conversion Agent or Conversion Agent. A4071976 5 9 6

No transfer of a Bond will be valid unless and until entered on the Register. A Bond may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number). The Registrar will within seven business days, in the place of the specified office of the Registrar, of any duly made application for the transfer of a Bond, register the relevant transfer and deliver a new Bond to the transferee at the specified office of the Registrar or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the Bond by uninsured mail to such address as the transferee or, as the case may be, the transferor may request. 13.3 Formalities Free of Charge Such transfer will be effected without charge subject to (i) the person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith, (ii) the Registrar being satisfied with the documents of title and/or identity of the person making the application and (iii) such reasonable regulations as the Issuer may from time to time agree with the Registrar and the Trustee (and as initially set out in the Agency Agreement). 13.4 Closed Periods Neither the Issuer nor the Registrar will be required to register the transfer of any Bond (or part thereof) (i) during the period of 15 days ending on and including the day immediately prior to the Maturity Date or any earlier date fixed for redemption of the Bonds pursuant to Section 4.1 or 4.2; (ii) in respect of which a Conversion Notice has been delivered in accordance with Section 5.2; (iii) in respect of which a Bondholder has exercised its right to require redemption pursuant to Section 4.3; or (iv) during the period of 15 days ending on (and including) any Record Date in respect of any payment of interest on the Bonds. 14 Definitions As used herein, the following capitalised terms have the meanings set forth below: “Additional Amounts” has the meaning set forth in Section 6. “Additional Shares” has the meaning set forth in Section 5.4(f). “Agency Agreement” has the meaning set forth in Section 1.1. “Agents” has the meaning set forth in Section 1.1. “Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors and shall for the avoidance of doubt include the Dutch Bankruptcy Act (Faillissementswet) and/or any other proceedings listed in annex A or annex B to Council Regulation EC No. 136/2000 of 29 May 2000 on Insolvency Proceedings. “Bondholder” means any Person who is registered as the owner of such Bonds on the Register. “Bonds” has the meaning set forth in Section 1.1. “Business Day” means a calendar day other than a Saturday or a Sunday which in Amsterdam is neither a public holiday nor a calendar day on which banking institutions are closed and, in the case of payments in euro, on which the TARGET System is open. “Calculation Agent” has the meaning set forth in Section 1.1. “Capital Markets Indebtedness” has the meaning set forth in Section 2.2. A4071976 5 9 7

“cash” includes any promise or undertaking to pay cash or any release or extinguishment of, or set-off against, a liability to pay a cash amount. “Cash or Stock Dividend” means (i) any dividend or distribution paid or payable solely in cash on a Share, and (ii) any dividend or distribution which shall be treated to be paid or payable in cash on a Share pursuant to the following provisions: (a) (i) where a dividend or distribution in cash is announced which is to be, or may at the election of a holder or holders of a Share be, satisfied by the issue or delivery of Shares or other property or assets; or (ii) where a capitalisation of profits or reserves is announced which is to be, or may at the election of a holder or holders of a Share be, satisfied by the payment of cash, then the dividend, distribution or capitalisation in question shall be treated as a dividend or distribution in cash of an amount equal to the greater of: (x) the Fair Market Value of such cash amount as at the Ex-Date in respect of such dividend or distribution; and (y) the Current Market Price of such Shares, or, as the case may be, the Fair Market Value of such other property or assets, as at the Ex-Date in respect of such dividend or distribution or capitalisation or, in any such case, if later, the date on which the number of Shares (or amount of such other property or assets, as the case may be) which may be issued or delivered is determined; or (z) where there shall be (other than in the circumstances the subject of paragraph (a) above) any issue of Shares or other property or assets by way of capitalisation of profits or reserves where such issue is expressed to be, or in lieu of, a dividend or distribution in cash (whether or not a cash dividend or distribution equivalent or amount is announced or would otherwise be payable to holders of the Shares, whether at their election or otherwise), then the issue in question shall be treated as a dividend or distribution in cash of an amount equal to the Current Market Price of such Shares or, as the case may be, the Fair Market Value of such other property or assets, as at the Ex-Date in respect of such dividend or entitlement in relation to such issue or, if later, the date on which the number of Shares (or amount of such other property or assets, as the case may be) to be issued is determined. A “Change of Control” shall occur if a person or persons acting together acquires or acquire directly or indirectly (i) more than 50 per cent. of Voting Rights of the Issuer or (ii) the right to appoint and/or remove all or a majority of the members of the board of management (raad van bestuur) or supervisory board (raad van commissarissen) of the Issuer. “Change of Control Conversion Price” has the meaning set forth in Section 5.4(c). “Change of Control Conversion Right Amendment” has the meaning set forth in Section 7(c). “Closing Date” means 21 January 2020. “Closing Price” means, in respect of a Share, Security, Reclassified Security or, as the case may be, a Spin- off Security, option, warrant or other right or asset, on any dealing day in respect thereof, the closing price on the Relevant Exchange on such dealing day of a Share, Security, Reclassified Security, or, as the case may be, a Spin-off Security, option, warrant or other right or asset published by or derived from Bloomberg page HP (or any successor ticker page) (setting “Last Price”, or any other successor setting and using values not adjusted for any event occurring after such dealing day; and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) in respect of such Share, Security, Reclassified Security, Spin-off Security, options, A4071976 5 9 8 warrants or other rights or assets (all as determined by the Calculation Agent) (and for the avoidance of doubt such Bloomberg A4071976 5 9 9 page for the Shares as at the Closing Date is PHARM NA Equity HP) if available, or, in any other case, such other pricing source (if any) as shall be determined to be appropriate by an Independent Adviser on such dealing day, provided that: (i) if on any such dealing day (for the purpose of this definition, the “Original Date”) such price is not available or cannot otherwise be determined as provided above, the Closing Price of a Share, Security, Reclassified Security, a Spin-off Security, option, warrant or other right or asset, as the case may be, in respect of such dealing day shall be the Closing Price, determined by the Calculation Agent as provided above, on the immediately preceding such dealing day on which the same can be so determined, provided however that if such immediately preceding dealing day falls prior to the fifth day before the Original Date, the Closing Price in respect of such dealing day shall be considered to be not capable of being determined pursuant to this proviso (i); and (ii) if the Closing Price cannot be determined as aforesaid, the Closing Price of a Share, Security, option, warrant, or other right or asset, as the case may be, shall be determined as at the Original Date by an Independent Adviser in such manner as it shall determine in good faith to be appropriate, and the Closing Price determined as aforesaid on or as at any dealing day shall, if not in the Relevant Currency, be translated into the Relevant Currency at the Prevailing Rate on such dealing day. “Code” has the meaning set forth in Section 3.5. “Combined Consideration” means New Securities in combination with Other Consideration. “Conditions” has the meaning set forth in Section 1.2. “Conversion Agent” has the meaning set forth in Section 1.1. “Conversion Date” has the meaning set forth in Section 5.2. “Conversion Notice” has the meaning set forth in Section 5.2. “Conversion Period” has the meaning set forth in Section 5.1. “Conversion Price” has the meaning set forth in Section 5.1. “Conversion Rights” has the meaning set forth in Section 5.1. “Current Market Price” means, in respect of a Share at a particular date, the arithmetic average of the daily Volume Weighted Average Price of a Share on each of the five consecutive dealing days ending on the dealing day immediately preceding such date, as determined by the Calculation Agent, provided that: (a) for the purposes of determining the Current Market Price pursuant to Section 5.4(a)(ii) or (iii) (and pursuant to Formulas 2 and 3 when used in the application thereof) in circumstances where the relevant event relates to an issue of Shares, if at any time during the said five dealing day period (which may be on each of such five dealing days) the Volume Weighted Average Price shall have been based on a price ex-dividend (or ex- any other entitlement) and/or during some other part of that period (which may be on each of such five dealing days) the Volume Weighted Average Price shall have been based on a price cum-dividend (or cum- any other entitlement), in any such case which has been declared or announced, then: (i) if the Shares to be so issued do not rank for the dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Shares shall have been based on a price cum-dividend (or cum- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of A4071976 5 1 0 any such dividend or entitlement per Share as at the Ex-Date in respect of such dividend or entitlement (or, where on each of the said five dealing days the Volume Weighted Average A4071976 5 1 0

Price shall have been based on a price cum-dividend (or cum-any other entitlement), as at the date of first public announcement of such dividend or entitlement), in any such case, determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; or (ii) if the Shares to be so issued do rank for the dividend or entitlement in question, the Volume Weighted Average Price on the dates on which the Shares shall have been based on a price ex- dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such dividend or entitlement per Share as at the Ex-Date in respect of such dividend or entitlement, in any such case, determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; and (b) if any day during the said five dealing day period was the Ex-Date in respect of any dividend (or any other entitlement) the Volume Weighted Average Prices that shall have been based on a price cum- such dividend (or cum- such entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Share as at the Ex-Date in respect of such dividend or entitlement. “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law. “dealing day” means, in respect of the Shares or, as the case may be, Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets, any calendar day other than a Saturday or Sunday that is a day on which the Relevant Exchange in respect thereof is scheduled to be open for business and on which the Shares or, as the case may be, Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets, are scheduled to be capable of being dealt in (other than a day on which trading is scheduled to close prior to the regular weekday closing time) provided that, unless otherwise specified or the context otherwise requires, references to “dealing day” shall be a dealing day in respect of the Shares. A “Delisting Event” shall occur where the Shares cease to be listed, traded or publicly quoted on Euronext Amsterdam for any reason and are not immediately re-listed, re-traded or re-quoted on another internationally recognised, regularly operating and regulated stock exchange. “Delivery Date” has the meaning set forth in Section 5.3(c). “Dividend Determination Date” means the record date or other due date for establishment of entitlement in respect of the relevant Cash or Stock Dividend. “equity securities” means, in relation to any entity, its issued share capital, excluding any part of that capital which does not carry any right to participate beyond a specified amount in a distribution of dividends or assets. “euro” and “€” means the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the Treaty establishing the European Community, as amended. “Euronext Amsterdam” means Euronext in Amsterdam, a regulated market of Euronext Amsterdam N.V. or any successor thereof. “Event of Default” has the meaning set forth in Section 8. “Ex-Date” means, in respect of any Cash or Stock Dividend, other dividend, distribution, entitlement, capitalisation, resignation, reclassification, sub-division, consolidation, issue, offer, grant or other A4071976 5 1 0

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entitlement, the first date on which the Shares are traded ex- such relevant Cash or Stock Dividend, other dividend, distribution, entitlement, capitalisation, resignation, reclassification, sub-division, consolidation, issue, offer, grant or other entitlement on the Relevant Exchange (or, in the case of a dividend which is a purchase or redemption of Shares (or, as the case may be, any depositary or other receipts or certificates representing Shares), the date on which such purchase or redemption is made). “Expiration Time” has the meaning set forth in Section 5.4(b). “Extraordinary Resolution” has the meaning set forth in the Trust Deed. “Fair Market Value” means, on any date (the “FMV Date”): (a) in the case of a Cash or Stock Dividend, the amount of such Cash or Stock Dividend, as determined in good faith by the Calculation Agent; (b) in the case of any other cash amount, the amount of such cash, as determined in good faith by the Calculation Agent; (c) in the case of Securities (including Shares), Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets that are publicly traded on a Relevant Exchange of adequate liquidity (as determined in good faith by the Calculation Agent or an Independent Adviser), the arithmetic mean of: (i) in the case of Shares or (to the extent constituting equity securities) other Securities, Reclassified Securities or Spin-Off Securities, for which the daily Volume Weighted Average Price (disregarding for this purpose proviso (ii) to the definition thereof) can be determined, such daily Volume Weighted Average Price of the Shares or such other Securities, Reclassified Securities or Spin-Off Securities; and (ii) in any other case, the Closing Prices of such Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets, in the case of both (i) and (ii) during the period of five dealing days on the Relevant Exchange for such Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets commencing on such FMV Date (or, if later, the date (the “Adjusted FMV Date”) which falls on the first such dealing day on which such Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded, provided that where such Adjusted FMV Date falls after the fifth day following the FMV Date, the Fair Market Value of such Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets shall instead be determined pursuant to paragraph (d) below, and no such Adjusted FMV Date shall be deemed to apply) or such shorter period as such Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded, all as determined in good faith by the Calculation Agent; (d) in the case of Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets that are not publicly traded on a Relevant Exchange of adequate liquidity (as aforesaid) or where otherwise provided in paragraph (c) above to be determined pursuant to this paragraph (d), an amount equal to the fair market value of such Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets as determined in good faith by an Independent Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Share, the dividend yield of an Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets, and including as to the expiry date and exercise price or the like (if any) thereof. A4071976 5 1 0

Such amounts shall (if not expressed in the Relevant Currency on the FMV Date (or, as the case may be, the Adjusted FMV Date)) be translated into the Relevant Currency at the Prevailing Rate on the FMV Date (or, as the case may be, the Adjusted FMV Date), all as determined in good faith by the Calculation Agent. In addition, in the case of (i) and (ii) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit. “FATCA” has the meaning set forth in Section 3.5. “FATCA Withholding” has the meaning set forth in Section 3.5. “Further Bonds” means any further Bonds issued pursuant to Section 15.6 and consolidated and forming a single series with the then outstanding Bonds. “indebtedness” shall be construed so as to include any obligation for the payment or repayment of money, whether present or future, actual or contingent. “Independent Adviser” means an independent institution with appropriate expertise, which may be the Calculation Agent, appointed by the Issuer at its own expense and (other than where the initial Calculation Agent is appointed) approved in writing by the Trustee or, if the Issuer fails to make such appointment and such failure continues for a reasonable period (as determined by the Trustee in its sole discretion) and the Trustee is indemnified and/or secured and/or prefunded to its satisfaction against the liabilities, costs, fees and expenses of such adviser and otherwise in connection with such appointment, appointed by the Trustee (without liability for so doing) following notification to the Issuer, which appointment shall be deemed to be made by the Issuer. “Interest Payment Date” has the meaning set forth in Section 3.2. “Interest Period” has the meaning set forth in Section 3.2. “Judgment Currency” has the meaning set forth in Section 15.4. a “Material Subsidiary” means any Subsidiary: (i) whose (a) total assets or (b) total revenues or (c) operating result (consolidated in the case of a Subsidiary which itself has subsidiaries) represent five per cent. or more of the consolidated total assets of the Issuer and its Subsidiaries or the consolidated total revenues of the Issuer and its Subsidiaries or the consolidated operating result of the Issuer and its Subsidiaries, as the case may be, in each case as calculated by reference to the then latest audited financial statements of such Subsidiary (consolidated or, as the case may be, unconsolidated) and the then latest audited consolidated financial statements of the Issuer provided that: (a) in the case of a Subsidiary acquired or an entity which becomes a Subsidiary after the end of the financial period to which the then latest audited consolidated financial statements of the Issuer relate, the reference to the then latest audited consolidated financial statements of the Issuer for the purposes of the calculation of the above shall until the consolidated audited financial statements of the Issuer are published for the financial period in which the acquisition is made or, as the case may be, in which such entity becomes a Subsidiary, be deemed to be a reference to the then latest consolidated financial statements of the Issuer adjusted in such manner as may be deemed appropriate by the Issuer to consolidate the latest audited financial statements (consolidated or, as the case may be, unconsolidated) of such Subsidiary in such financial statements; (b) if, in the case of any Subsidiary, no audited financial statements (consolidated or, as the case may be, unconsolidated) are prepared, then the determination of whether or not such Subsidiary is a Material Subsidiary shall be determined by reference to its unaudited annual A4071976 5 1 0

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financial statements (if any) or on the basis of pro forma financial statements (consolidated or, as the case may be, unconsolidated); and (c) if the latest financial statements of any Subsidiary are not prepared on the basis of the same accounting principles, policies and practices of the latest consolidated audited financial statements of the Issuer, then the determination of whether or not such Subsidiary is a Material Subsidiary shall be based on pro forma financial statements or, as the case may be, consolidated financial statements of such Subsidiary prepared on the same accounting principles, policies and practices as adopted in the latest consolidated audited financial statements of the Issuer, or an appropriate restatement or adjustment to the relevant financial statements of each Subsidiary; or (ii) to which is transferred all or substantially all of the business, undertaking and assets of a Subsidiary which immediately prior to such transfer is a Material Subsidiary, whereupon the transferor Subsidiary shall immediately cease to be a Material Subsidiary and the transferee Subsidiary shall immediately become a Material Subsidiary under the provisions of this sub-paragraph (ii) upon publication of its next audited financial statements but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such audited financial statements have been published by virtue of the provisions of sub-paragraph (i) above or (as a result of another transfer to which this sub-paragraph (ii) applies) before, on or at any time after such date by virtue of the provisions of this sub-paragraph (ii). “Maturity Date” has the meaning set forth in Section 1.1. “Merger Date” means, in respect of any Merger Event, the date on which all holders of the Shares (other than, in the case of a takeover offer, any Shares owned or controlled by the offeror) have agreed or irrevocably become obligated to transfer their Shares. “Merger Event” means any (i) consolidation, amalgamation or merger of the Issuer with or into another entity (other than a consolidation, amalgamation or merger where the Issuer is the continuing entity) or (ii) a statutory split up (other than a Spin-off Event). “New Securities” means equity securities (whether of the Issuer or a third party) which are publicly traded on a Recognised Exchange. “Optional Redemption Date” has the meaning set forth in Section 4.1. “Optional Redemption Notice” has the meaning set forth in Section 4.1. “Other Consideration” means cash, securities (other than New Securities) or other property (whether of the Issuer or a third party). “Parity Value” means, in respect of any dealing day, the amount determined in good faith by the Calculation Agent and calculated as follows: PV = N x VWAP where: PV = the Parity Value. N = €100,000 by the Conversion Price in effect on such dealing day (which shall be the Change of Control Conversion Price if such Change of Control Conversion Price would apply in respect of any exercise of Conversion Rights in respect of which the Conversion Date would fall on such dealing day), provided that if (A) such dealing day falls on or after (i) the Ex-Date in respect of any entitlement in respect of which an adjustment is required to be made to the Conversion Price pursuant to Section 5.4(a)(i), 5.4(a)(ii), 5.4(a)(iv), A4071976 5 1 0

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5.4(a)(v), 5.4(a)(vi), 5.4(a)(viii), 5.4(a)(ix) or 5.4(a)(x) or (ii) the relevant date of first public announcement (as applicable pursuant to Section 5.4(a)(iii), 5.4(a)(vii) or 5.4(a)(xi)) in respect of which an adjustment is required to be made to the Conversion Price pursuant to Section 5.4(a)(iii), 5.4(a)(vii) or 5.4(a)(xi), and (B) such adjustment is not yet in effect on such dealing day, the Conversion Price in effect on such dealing day shall for the purpose of this definition only be multiplied by the adjustment factor (as determined pursuant to the relevant formula in Section 5.4(b)) subsequently determined by the Calculation Agent to be applicable in respect of the relevant Conversion Price adjustment. VWAP = the Volume Weighted Average Price of a Share (translated if necessary into euro at the Prevailing Rate) on such dealing day. “Permitted Issue” has the meaning set forth in Section 7(b). “Person” means an individual, a corporation, a limited liability company, a firm, a joint venture, an undertaking, a partnership, an association, a trust or any other entity or organisation, including a government or political subdivision or an agency or instrumentality thereof (in each case whether or not being a separate legal entity). “Prevailing Rate” means in respect of any pair of currencies on any date, the spot mid-rate of exchange between the relevant currencies prevailing as at or about 12 noon (Amsterdam time) on that date (for the purpose of this definition, the “Original Date”) as appearing on or derived from Bloomberg page BFIX (or any successor page) in respect of such pair of currencies, or, if such a rate cannot be so determined, the rate prevailing as at 12 noon (Amsterdam time) on the immediately preceding day on which such rate can be so determined, provided that if such immediately preceding day falls earlier than the fifth day prior to the Original Date or if such rate cannot be so determined (all as determined in good faith by the Calculation Agent), the Prevailing Rate in respect of the Original Date shall be the rate determined in such other manner as an Independent Adviser shall consider appropriate. “Principal Paying, Transfer and Conversion Agent” has the meaning set forth in Section 1.1. “Proceedings” has the meaning set forth in Section 15.8. “Purchased Shares” has the meaning set forth in Section 5.4(b). “Put Date” has the meaning set forth in Section 4.3. “Put Event” means a Change of Control or a Delisting Event. “Put Exercise Notice” has the meaning set forth in Section 4.3. “Put Notice” has the meaning set forth in Section 4.3. “Put Period” means the period commencing on the occurrence of a Put Event and ending 60 calendar days following the Put Event or, if later, 60 calendar days following the date on which a Put Notice is given to Bondholders as required by Section 4.3. “Reclassification” has the meaning set forth in Section 5.4(a)(x). “Reclassified Securities” has the meaning set forth in Section 5.4(a)(x). “Recognised Exchange” means a regulated and regularly operating stock exchange. “Record Date” has the meaning set forth in Section 3.2(d). “Redemption Notice” means an Optional Redemption Notice or a Tax Redemption Notice. “Redemption Price” has the meaning set forth in Section 3.1. A4071976 5 1 0

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“Reference Shares” means, in respect of the exercise of Conversion Rights by a Bondholder, the number of Shares (rounded down, if necessary, to the nearest whole number of Shares) determined in good faith by the Calculation Agent by dividing the aggregate principal amount of the Bonds which are the subject of the relevant exercise of Conversion Rights by the Conversion Price in effect on the relevant Conversion Date, except that where the Conversion Date falls on or after the date an adjustment to the Conversion Price takes effect pursuant to Sections 5.4(a)(i), (ii), (iv), (v), (vi), (viii), (ix) or (x) in circumstances where the Delivery Date falls on or prior to the record date or other due date for establishment of entitlement in respect of the relevant event giving rise to such adjustment, then the Conversion Price in respect of such exercise shall be such Conversion Price as would have been applicable to such exercise had no such adjustment been made. “Register” has the meaning set forth in Section 13.1. “Relevant Currency” means, at any time, the currency in which the Shares are quoted or dealt in at such time on the Relevant Exchange. “Relevant Date” means, in respect of any Bond, whichever is the later of: (i) the date on which payment in respect of it first becomes due; and (ii) if any amount payable is improperly withheld or refused, the earlier of (a) the date on which payment in full of the amount outstanding is made and (b) the date falling seven days after the date on which the Trustee or the Principal Paying, Transfer and Conversion Agent has given notice to Bondholders of receipt of all sums due in respect to all the Bonds up to that seventh day (except that there is failure in the subsequent payment to the relevant holders) as provided in these Conditions. “Relevant Exchange” means: (i) in respect of the Shares, Euronext Amsterdam or, if at the relevant time the Shares are not at that time listed and admitted to trading on Euronext Amsterdam, the principal stock exchange or securities market on which the Shares are then listed, admitted to trading or quoted or dealt in, and (ii) in respect of any Securities (other than Shares), Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets, the principal stock exchange or securities market on which such Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets are then listed, admitted to trading or quoted or dealt in, where “principal stock exchange or securities market” shall mean the stock exchange or securities market on which such Shares, Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets are listed, admitted to trading or quoted or dealt in, provided that if such Shares, Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets are listed, admitted to trading or quoted or dealt in (as the case may be) on more than one stock exchange or securities market at the relevant time, then “principal stock exchange or securities market” shall mean that stock exchange or securities market on which such Shares, Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets are then traded as determined by the Calculation Agent (if the Calculation Agent determines that it is able to make such determination) or (in any other case) by an Independent Adviser by reference to the stock exchange or securities market with the highest average daily trading volume in respect of such Shares, Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets. A “Retroactive Adjustment” shall occur if (i) the Delivery Date in relation to the conversion of any Bond shall be after the date which is the record date in respect of any sub-division or consolidation, as is mentioned in Section 5.4(a)(i), or which is the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in Section 5.4(a)(ii), 5.4(a)(iv), 5.4(a)(v), 5.4(a)(vi), 5.4(a)(viii), 5.4(a)(ix) or 5.4(a)(x), or which is the date of the A4071976 5 11 1 first public announcement of the terms of any such issue or grant as is mentioned in Section 5.4(a)(iii) and 5.4(a)(vii) and (ii) the A4071976 5 11 2

Conversion Date falls before the relevant adjustment to the Conversion Price becomes effective under Section 5.4(a). “Securities” means any securities including, without limitation, Shares and any other shares in the capital of the Issuer, and options, warrants or other rights to subscribe for or purchase or acquire Shares or any other shares in the capital of the Issuer. “Settlement Disruption Event” means an event beyond the control of the Issuer as a result of which any Euroclear Nederland or Clearstream Banking Netherlands or any of their respective successors or any other central securities depository cannot settle the book-entry transfer of the Shares on such date. “Shareholders” means the holders of Shares. “Shares” means the ordinary shares in the capital of the Issuer with, as at the Closing Date, a nominal value €0.01 each. “Short Period” has the meaning set forth in Section 3.2. “Spin-off Event” has the meaning set forth in Section 5.4(a)(x). “Spin-off Securities” has the meaning set forth in Section 5.4(a)(x). “Subsidiary” means a subsidiary (dochtermaatschappij) as defined in Section 2:24a of Book 2 of the Dutch Civil Code. “TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System. “Tax Redemption Date” has the meaning set forth in Section 4.2. “Tax Redemption Notice” has the meaning set forth in Section 4.2. “Taxing Jurisdiction” has the meaning set forth in Section 6. “Transfer Taxes” has the meaning set forth in Section 5.5. “Trustee” has the meaning set forth in Section 1.1. “Volume Weighted Average Price” means, in respect of a Share, Security, Reclassified Security or, as the case may be, a Spin-Off Security, on any dealing day in respect thereof, the volume weighted average price on such dealing day on the Relevant Exchange of a Share, Security, Reclassified Security or, as the case may be, a Spin-Off Security, as published by or derived from Bloomberg page HP (or any successor page) (setting “Weighted Average Line”, or any other successor setting and using values not adjusted for any event occurring after such dealing day; and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) in respect of such Share, Security, Reclassified Security or, as the case may be, Spin-Off Security and such Relevant Exchange (and for the avoidance of doubt such Bloomberg page for the Shares as at the Closing Date is PHARM NA Equity HP), if any or, in any such case, such other pricing source (if any) as shall be determined in good faith to be appropriate by an Independent Adviser on such dealing day, provided that: (i) if on any such dealing day (for the purposes of this definition, the “Original Date”) such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Share, Security, Reclassified Security or Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding such dealing day on which the same can be so determined. provided however that if such immediately preceding dealing day falls prior to the fifth day before the Original Date, the Volume Weighted Average Price in respect of such dealing day shall be considered to be not capable of being determined pursuant to this proviso (i); and A4071976 5 11 3

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(ii) if the Volume Weighted Average Price cannot be determined as aforesaid, the Volume Weighted Average Price of a Share, Security, Reclassified Security or Spin-Off Security, as the case may be, shall be determined as at the Original Date by an Independent Adviser in such manner as it shall determine in good faith to be appropriate, and the Volume Weighted Average Price determined as aforesaid on or as at any dealing day shall, if not in the Relevant Currency, be translated into the Relevant Currency at the Prevailing Rate on such dealing day. “Voting Rights” means in relation to any entity the right generally to vote at a general meeting of shareholders of such entity (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency) or to elect the majority of the members of the board of management or supervisory board of such entity. References to any issue or offer or grant to existing holders of Shares “as a class” shall be taken to be references to an issue or offer or grant to all or substantially all existing holders of Shares, other than those to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant. In making any calculation or determination of Closing Price, Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made and as the Calculation Agent or an Independent Adviser considers appropriate in good faith to reflect any consolidation or sub-division of the Shares or any issue of Shares by way of capitalisation of profits or reserves, or any like or similar event. 15 Miscellaneous 15.1 Authentication The Bonds evidenced by this certificate shall not become valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Registrar acting under the Agency Agreement. 15.2 Repayment of Funds All monies paid by the Issuer to the Principal Paying, Transfer and Conversion Agent or Conversion Agent for payment of principal or interest on any Bond which remain unclaimed at the end of two years after such payment has been made will be repaid to the Issuer and all liability of such Agent with respect thereto will cease, and, to the extent permitted by law, the Bondholders shall thereafter look only to the Issuer for payment as a general unsecured creditor thereof. 15.3 Prescription Claims against the Issuer for payment in respect of the Bonds shall be prescribed and become void unless made within 10 years (in the case of principal or any other amount (other than interest)) or five years (in the case of interest) from the appropriate Relevant Date in respect of such payment. Claims in respect of any other obligation in respect of the Bonds, including delivery of Shares, shall be prescribed and become void unless made within 10 years following the due date for performance of the relevant obligations. 15.4 Indemnification of Judgment Currency The Issuer will indemnify each Bondholder against loss incurred by such Bondholder as a result of any judgment or order being given or made for any amount due under the Bonds and such judgment or order being expressed and paid in a currency other than euro (the “Judgment Currency”) and as a result of any variation as between (i) the rate of exchange at which euro is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in A4071976 5 11 5

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euro at which the Bondholder on the date of payment of such judgment or order is able to purchase euro with the amount of the Judgment Currency actually received by the Bondholder. 15.5 Descriptive Headings The descriptive headings appearing in these Conditions are for convenience of reference only and shall not alter, limit or define the provisions hereof. 15.6 Further Issues The Issuer may from time to time without the consent of the Bondholders create and issue further bonds having the same terms and conditions in all respects as the outstanding Bonds or in all respects except for the first payment of interest on them and the first date on which Conversion Rights may be exercised and so that such further issue shall be consolidated and form a single series with the outstanding Bonds. Any further notes, bonds or debentures forming a single series with the outstanding Bonds constituted by the Trust Deed or any deed supplemental to it shall, and any other notes, bonds or debentures may, with the consent of the Trustee, be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of notes, bonds or debentures of other series in certain circumstances where the Trustee so decides. 15.7 Notices All notices required to be given to Bondholders pursuant to these Conditions will (unless otherwise provided in these Conditions) be given by publication through the electronic communication system of Bloomberg. The Issuer shall also ensure that all notices are duly published (if such publication is required) in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Bonds are for the time being listed and/or admitted to trading. Any such notice shall be deemed to have been given on the date of such publication or if required to be published in more than one manner or at different times, then such notice shall be deemed to have been given on the date of the publication in each required manner and time. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to be given on such date, as the Trustee may approve. The Issuer shall send a copy of all notices given by it to Bondholders (or a Bondholder) or the Trustee pursuant to these Conditions simultaneously to the Calculation Agent. 15.8 Governing Law and Jurisdiction (a) Governing Law The Trust Deed, the Agency Agreement and the Bonds and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law. (b) Jurisdiction The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed or the Bonds and accordingly any legal action or proceedings arising out of or in connection with the Trust Deed or the Bonds (“Proceedings”) may be brought in such courts. The Issuer has in the Trust Deed irrevocably submitted to the jurisdiction of such courts and has waived any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of the Trustee and each of the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more A4071976 5 11 7 jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not). A4071976 5 11 8

(c) Agent for Service of Process The Issuer has irrevocably appointed Process Agent Limited at its registered office for the time being, currently at Kemp House, 152 – 160 City Road, London EC1V 2NX as its agent in England to receive service of process in any Proceedings in England. Nothing herein or in the Trust Deed shall affect the right to serve process in any other manner permitted by law. A4071976 5 11 9

SCHEDULE 2 Form of Original Definitive Registered Bond On the front: ISIN: XS2105716554 THE BONDS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT. PHARMING GROUP N.V. (incorporated with limited liability in the Netherlands with registered number 28048592) €125,000,000 3.00 per cent. Convertible Bonds due 2025 This Bond is a Definitive Registered Bond and forms part of a series designated as specified in the title (the “Bonds”) of Pharming Group N.V. (the “Issuer”), with its corporate seat in Leiden, the Netherlands, and constituted by the Trust Deed referred to on the reverse hereof. The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) set out on the reverse hereof. The Issuer hereby certifies that [●] is/are, at the date hereof, entered in the Register as the holder(s) of Bonds in the principal amount of €[●]. The Bonds represented by this Definitive Registered Bond are convertible into Shares, as specified in and subject to and in accordance with the Conditions and the Trust Deed. This Definitive Registered Bond is evidence of entitlement only. Title to Bonds passes only on due registration on the Register and only the duly registered holder is entitled to payments in respect of this Definitive Registered Bond. The statements set forth in the legend above are an integral part of the Bonds in respect of which this Definitive Registered Bond is issued and by acceptance thereof each holder or beneficial owner agrees to be subject to and bound by the terms and provisions set forth in such legend. This Definitive Registered Bond and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law. Capitalised terms not defined herein shall have the meaning ascribed thereto in the Trust Deed and the Conditions. A4071976 5 1 2

In Witness whereof the Issuer has caused this Bond to be signed in facsimile on its behalf. Dated: ........................... ........................... Authorised Signatory Authorised Signatory For and on behalf of PHARMING GROUP N.V. This Definitive Registered Bond is authenticated without recourse, warranty or liability by or on behalf of the Registrar THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH By: …………………. Authorised Signatory For use by the Principal Paying, Transfer and Conversion Agent: Following the exercise by the Issuer on [●] of its tax redemption option pursuant to Section 4.2 of the Conditions, a Bondholder’s Tax Exercise Notice was received by the Principal Paying, Transfer and Conversion Agent on [●] in respect of the Bonds represented by this Definitive Registered Bond. Accordingly, the provisions of Section 6 shall not apply in respect of any payment in respect of principal or interest to be made on such Bonds which falls due after the Tax Redemption Date specified in the Tax Redemption Notice. A4071976 5 1 2

On the back: Terms and Conditions of the Bonds [THE TERMS AND CONDITIONS THAT ARE SET OUT IN SCHEDULE 1 TO THE TRUST DEED WILL BE SET OUT HERE] A4071976 5 1 2

Principal Paying, Transfer and Conversion Agent THE BANK OF NEW YORK MELLON, LONDON BRANCH One Canada Square London, E14 5AL Fax: +44 (0) 207 964 2536 Email: corpsov2@bnymellon.com Attention: Corporate Trust Administration Registrar THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH Vertigo Building – Polaris 2-4 Eugene Ruppert L-2453 Luxembourg Fax: +352 24 52 4204 Attention: Structured Products Services A4071976 5 1 2

Form of Transfer FOR VALUE RECEIVED the undersigned hereby transfers to .................................................................... .................................................................... (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE) (not more than four names may appear as joint holders) €[●] in principal amount of this Bond, and all rights in respect thereof, and irrevocably requests the Registrar to transfer such principal amount of this Bond on the books kept for registration thereof. Dated ......................... Signed ......................... Notes: (i) The signature to this transfer must correspond with the name as it appears on the face of this Bond. (ii) A representative of the Bondholder should state the capacity in which he signs e.g. executor. (iii) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require. (iv) Any transfer of Bonds shall be in the minimum amount of €100,000. A4071976 5 1 2

SCHEDULE 3 Form of Original Global Bond THE BONDS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT. ISIN: XS2105716554 PHARMING GROUP N.V. (incorporated with limited liability in the Netherlands with registered number 28048592) €125,000,000 3.00 per cent. Convertible Bonds due 2025 Global Bond The Bonds in respect of which this Global Bond is issued form part of the series designated as specified in the title (the “Bonds”) of Pharming Group N.V. (the “Issuer”), with its corporate seat in Leiden, the Netherlands. The Issuer hereby certifies that The Bank of New York Depository (Nominees) Limited is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of €125,000,000 (ONE HUNDRED AND TWENTY FIVE MILLION EUROS) or such other amount as is shown on the register of Bondholders as being represented by this Global Bond and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Bond. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Global Bond is issued, such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions referred to below. Each payment will be made to, or to the order of, the person whose name is entered on the Register as holder at the close of business on the record date which shall be on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January. The Bonds are constituted by a trust deed dated 21 January 2020 (the “Trust Deed”) between the Issuer, and BNY Mellon Corporate Trustee Services Limited as trustee (the “Trustee”) and are subject to the Trust Deed and the terms and conditions (the “Conditions”) set out in Schedule 1 to the Trust Deed, as modified by the provisions of this Global Bond. Terms defined in the Trust Deed have the same meaning when used herein. This Global Bond is evidence of entitlement only. Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Bond is issued. Exchange for Definitive Registered Bonds This Global Bond is exchangeable in whole but not in part (free of charge to the holder) for Definitive Registered Bonds if this Global Bond is held on behalf of Euroclear or Clearstream, Luxembourg or the Alternative Clearing System (each as defined under “Notices” below) and any such clearing system is closed for business for a continuous period of 14 days or more (other than by reason of A4071976 5 1 2

A4071976 5 1 2

legal holidays) or announces an intention permanently to cease business or does in fact do so by such holder giving notice to the Principal Paying, Transfer and Conversion Agent. On or after the Exchange Date the holder of this Global Bond may surrender this Global Bond to or to the order of the Registrar and, upon such surrender of this Global Bond, the Paying, Transfer and Conversion Agent shall annotate Schedule A hereto. In exchange for this Global Bond, the Issuer shall deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated Definitive Registered Bonds. “Exchange Date” means a day falling not less than 60 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Registrar is located and in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System (each as defined under “Notices” below) are located. Except as otherwise described herein, this Global Bond is subject to the Conditions and the Trust Deed and, until it is exchanged for Definitive Registered Bonds, its holder shall be entitled to the same benefits as if it were the holder of the Definitive Registered Bonds for which it may be exchanged and as if such Definitive Registered Bonds had been issued on the date of this Global Bond. The Conditions shall be modified with respect to Bonds represented by this Global Bond by the following provisions: Notices So long as this Global Bond is held on behalf of Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking S.A. (“Clearstream, Luxembourg”) or such other clearing system as shall have been approved by the Trustee (the “Alternative Clearing System”), notices required to be given to Bondholders may be given by their being delivered to Accountholders (as defined below) through Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System, rather than by notification to Bondholders as required by the Conditions in which case such notices shall be deemed to have been given to Bondholders on the date of delivery to Accountholders through Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System. Prescription Any claim in respect of principal, interest and other amounts payable in respect of this Global Bond will become void unless made within 10 years (in the case of principal or any other amount (other than interest)) or five years (in the case of interest) from the appropriate Relevant Date (as defined in Section 14 of the Conditions) in respect of such payment. Conversion For so long as this Global Bond is held on behalf of any one or more of Euroclear, Clearstream, Luxembourg or the Alternative Clearing System, Conversion Rights (as defined in the Conditions) may be exercised as against the Issuer at any time during the Conversion Period (as defined in the Conditions), as provided in Section 5.1 of the Conditions, by the delivery to or to the order of the Principal Paying, Transfer and Conversion Agent in accordance with the standard procedures of Euroclear, Clearstream, Luxembourg or the Alternative Clearing System of one or more Conversion Notices duly completed by or on behalf of a holder of a book-entry interest representing entitlements to the Global Bond (each such person, an “Accountholder”). Upon exercise of any Conversion Rights, the Paying, Transfer and Conversion Agent shall annotate Schedule A hereto accordingly. Trustee’s PowersA4071976 5 1 2

Notwithstanding anything in the Trust Deed, in considering the interests of Bondholders while the Global Bond is held on behalf of a clearing system, the Trustee may have regard to any information A4071976 5 1 2 provided to it by such clearing system or its operator as to the identity (either individually or by category) of its Accountholders and may consider such interests and treat such Accountholders as if such Accountholders were holders of the Global Bond. Redemption at the Option of Bondholders The option of the Bondholders provided for in Section 4.3 of the Conditions, may be exercised by the delivery by an Accountholder of a duly completed notice to the Principal Paying, Transfer and Conversion Agent in accordance with the standard procedures of Euroclear, Clearstream, Luxembourg or the Alternative Clearing System within the time limits set out in Section 4.3 of the Conditions, substantially in the form of the Put Exercise Notice, available from the Principal Paying, Transfer and Conversion Agent and stating the principal amount of the Bonds in respect of which the option is exercised. Upon exercise of such option, the Paying, Transfer and Conversion Agent shall annotate Schedule A hereto accordingly. Redemption at the Option of the Issuer The options of the Issuer provided for in Section 4.1 and Section 4.2 of the Conditions shall be exercised by the Issuer giving notice to the Accountholders through Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System within the time limits set out in, and containing the information required by, Section 4.1 of the Conditions or, as the case may be, Section 4.2 of the Conditions. Upon exercise of such option and, in the case of Section 4.2 of the Conditions, subject to the option of the Bondholders provided for in Section 4.2 of the Conditions, the Principal Paying, Transfer and Conversion Agent shall annotate Schedule A hereto accordingly. Purchase and Cancellation Cancellation of any Bond represented by this Global Bond which is required by the Conditions to be cancelled will be effected by reduction in the principal amount of this Global Bond on its presentation to or to the order of the Principal Paying, Transfer and Conversion Agent for notation in Schedule A hereto. Bondholder’s Tax Option The option of the Bondholders provided for in Section 4.2 of the Conditions shall be exercised by the delivery by an Accountholder of a duly completed Bondholder’s Tax Exercise Notice in accordance with the standard procedures of Euroclear, Clearstream, Luxembourg or the Alternative Clearing System within the time limits set out in and containing the information required by Section 4.2 to the Principal Paying, Transfer and Conversion Agent. Upon exercise of such option, the Principal Paying, Transfer and Conversion Agent shall annotate Schedule A hereto accordingly. The statements set forth in the legend above are an integral part of the Bonds in respect of which this Global Bond is issued and by acceptance thereof each holder or beneficial owner agrees to be subject to and bound by the terms and provisions set forth in such legend. This Global Bond shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Registrar. This Global Bond and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law. A4071976 5 1 2

In witness whereof the Issuer has caused this Global Bond to be signed on its behalf. Dated: PHARMING GROUP N.V. ........................... ........................... Authorised Signatory Authorised Signatory This Global Bond is authenticated without recourse, warranty or liability by or on behalf of the Registrar. THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH By: Authorised Signatory A4071976 5 1 3

Schedule A Schedule of Reductions in Principal Amount of Bonds in respect of which this Global Bond is Issued The following reductions in the principal amount of the Bonds in respect of which this Global Bond is issued have been made as a result of: (i) exercise of the Conversion Right attaching to the Bonds, or (ii) redemption of the Bonds, or (iii) purchase and cancellation of the Bonds or (iv) issue of Definitive Registered Bonds in respect of the Bonds: Date of Conversion/ Redemption/ Purchase and Cancellation/ Issue of Definitive Registered Bonds (stating which) Amount of decrease in principal amount of this Global Bond (€) Principal Amount of this Global Bond following such decrease (€) Notation made by or on behalf of the Principal Paying, Transfer and Conversion Agent A4071976 5 1 3

Form of Transfer FOR VALUE RECEIVED the undersigned hereby transfers to .................................................................... .................................................................... (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE) (not more than four names may appear as joint holders) €[●] in principal amount of this Bond, and all rights in respect thereof, and irrevocably requests the Registrar to transfer such principal amount of this Bond on the books kept for registration thereof. Dated ......................... Signed ......................... Notes: (i) The signature to this transfer must correspond with the name as it appears on the face of this Bond. (ii) A representative of the Bondholder should state the capacity in which he signs e.g. executor. (iii) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require. (iv) Any transfer of Bonds shall be in the minimum amount of €100,000. A4071976 5 1 3

SCHEDULE 4 Provisions for Meetings of Bondholders Interpretation 1 In this Schedule the following expressions have the following meanings: 1.1 “Electronic Consent” has the meaning set out in paragraph 20; 1.2 “Extraordinary Resolution” means a resolution passed (i) at a meeting of Bondholders duly convened and held in accordance with these provisions by or on behalf of the Bondholder(s) of not less than three-fourths of the persons eligible to vote at such meeting, (ii) by a Written Resolution or (iii) by an Electronic Consent; and 1.3 “Written Resolution” means a resolution in writing signed by or on behalf of Bondholders representing in aggregate not less than three-fourths in principal amount of the Bonds for the time being outstanding. 2 2.1 A holder of a Bond may by an instrument in writing (a “form of proxy”) in the form available from the specified office of any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to any Agent not later than 48 hours before the time fixed for any meeting, appoint any person as (a “proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders. 2.2 A holder of a Bond which is a corporation may by delivering to any Agent not later than 48 hours before the time fixed for any meeting a resolution of its directors or other governing body in English authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Bondholders. 2.3 Any proxy appointed pursuant to paragraph 2.1 above or representative appointed pursuant to paragraph 2.2 above shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bonds shall be deemed for such purposes not to be the holder. The Issuer and the Trustee shall be entitled to assume that any proxy has been validly appointed and that such appointment remains in effect unless notice of revocation is given to the Issuer at its registered office not less than 24 hours prior to the time fixed for the meeting or, thereafter, to the chairman of the meeting. 2.4 Forms of proxy shall be valid for so long as the relevant Bonds shall be duly registered in the name(s) of the registered holder(s) certified in the name of the appointor but not otherwise and notwithstanding any other provision of this Schedule 4 and during the validity thereof the proxy shall, for all purposes in connection with any meeting of holders of Bonds, be deemed to be the holder of the Bonds to which such form of proxy relates. 3 Each of the Issuer and the Trustee (subject to its being indemnified and/or secured and/or pre-funded to its satisfaction) at any time may, and the Issuer, upon a request in writing of Bondholders holding not less than one-tenth in principal amount of the Bonds for the time being outstanding shall, convene a meeting of Bondholders. Whenever any such party is A4071976 5 1 3 about to convene any such meeting, it shall promptly give notice in writing to each other party of the day, time and place of the meeting and of the nature of the business to be A4071976 5 1 3 transacted at it. Every such meeting shall be held at such time and place as the Trustee may approve. 4 At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Bondholders (with a copy to the Trustee where such meeting was convened by the Issuer or to the Issuer where such meeting was convened by the Trustee). Such notice shall also specify, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed. 5 A meeting that has been validly convened in accordance with paragraph 4 above, may be cancelled by the person who convened such meeting by giving at least 7 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day of the meeting) to the Bondholders (with a copy to the Trustee where such meeting was convened by the Issuer or to the Issuer where such meeting was convened by the Trustee). Any meeting cancelled in accordance with this paragraph 5 shall be deemed not to have been convened. 6 A person (who may, but need not, be a Bondholder) nominated in writing by the Trustee may take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time fixed for the meeting, the Bondholders present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting. 7 At any such meeting any one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate more than one- tenth in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate more than one-half in principal amount of the Bonds for the time being outstanding; provided that at any meeting the business of which includes any of the matters specified in the proviso to paragraph 17.7, the quorum shall be one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than two- thirds in principal amount of the Bonds for the time being outstanding. 8 If within 15 minutes from the time fixed for any such meeting a quorum is not present, the meeting shall, if convened upon the requisition of Bondholders, be dissolved. In any other case it shall stand adjourned (unless the Issuer and the Trustee agree that it be dissolved) for such period, not being less than 14 days nor more than 42 days, and to such place, as may be decided by the chairman. At such adjourned meeting one or more persons present in person holding Bonds or voting certificates or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such A4071976 5 1 3 meeting; provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 17.7, the quorum shall be one or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than one- third in principal amount of the Bonds for the time being outstanding. If a quorum is not A4071976 5 1 3 present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved. 9 The chairman may with the consent of (and shall if directed by) any meeting adjourn such meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. 10 At least 10 days’ notice (exclusive of the day on which the notice is given and of the day of the adjourned meeting) of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting. 11 Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a proxy or representative. 12 At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuer, the Trustee or by one or more persons holding one or more Bonds or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution. 13 If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded. 14 Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment. 15 The Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend at any meeting of Bondholders or join with others in requesting the convening of such a meeting unless he is the holder of a Bond or is a proxy or a representative. 16 At any meeting on a show of hands every person who is present in person and who produces a Bond or is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each €1 (or, in the case of meetings of holders of Bonds denominated in another currency, as the Trustee in its absolute discretion may decide) in principal amount of the Bonds so produced or represented or in respect of which he is a proxy or a representative. Without prejudice to A4071976 5 1 3 the obligations of proxies, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way. A4071976 5 1 3

17 A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution: 17.1 to sanction any proposal by the Issuer or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer or against any of its property whether such rights shall arise under this Trust Deed, the Agency Agreement or otherwise; 17.2 to sanction any scheme or proposal for the exchange or sale of the Bonds for, or the conversion of the Bonds into, or the cancellation of the Bonds in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other body corporate formed or to be formed, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid; 17.3 to assent to any modification of this Trust Deed or the Conditions that relate to the rights appertaining to the Bonds which shall be proposed by the Issuer or the Trustee; 17.4 to authorise anyone to concur in and do all such things as may be necessary to carry out and to give any authority, direction or sanction which under this Trust Deed or the Bonds is required to be given by Extraordinary Resolution; 17.5 to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer upon such committee or committees any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution; 17.6 to approve a person proposed to be appointed as a new Trustee and to remove any Trustee; and 17.7 to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds; provided that the special quorum provisions contained in the proviso to paragraph 7 and, in the case of an adjourned meeting, in the proviso to paragraph 8 shall apply in relation to any Extraordinary Resolution for the purpose of paragraph 17.2 or for the purpose of making any modification to the provisions contained in this Trust Deed, the Conditions or the Bonds which would have the effect of: 17.7.1 changing the Maturity Date or the dates on which interest is payable in respect of the Bonds; or 17.7.2 modifying the circumstances in which the Issuer or Bondholders are entitled to redeem the Bonds pursuant to Sections 4.1, 4.2 or 4.3 of the Conditions (other than removing the right of the Issuer to redeem the Bonds pursuant to Sections 4.1 or 4.2 of the Conditions); or 17.7.3 reducing or cancelling the principal amount of, or interest on, the Bonds or to reduce the amount payable on redemption of the Bonds; or 17.7.4 modifying the basis for calculating the interest payable in respect of the Bonds; or 17.7.5 modifying the provisions relating to, or cancelling, the Conversion Rights or the rights of Bondholders to receive Shares on exercise of Conversion Rights pursuant to the Conditions (other than a reduction to the Conversion Price); or A4071976 5 1 3

17.7.6 increasing the Conversion Price (other than in accordance with the Conditions); or A4071976 5 1 4

17.7.7 changing the currency of the denomination of the Bonds or any payment in respect of the Bonds; or 17.7.8 changing the governing law of the Bonds, the Trust Deed or the Agency Agreement; or 17.7.9 modifying the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution; or 17.7.10 amending this proviso. 18 An Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Trust Deed shall be binding upon all the Bondholders, whether or not present at such meeting and whether or not they vote in favour, and each of the Bondholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it. 19 Minutes of all resolutions and proceedings at every such meeting shall be made and entered in the books to be from time to time provided for that purpose by the Issuer or the Trustee and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters contained in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted. 20 Subject to the following sentence, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Bondholders. For so long as the Bonds are in the form of a Global Bond registered in the name of a common depositary for Euroclear, Clearstream, Luxembourg or another clearing system, or a nominee of any of the above then, in respect of any resolution proposed by the Issuer or the Trustee: 20.1 Electronic Consent: where the terms of the resolution proposed by the Issuer or the Trustee (as the case may be) have been notified to the Bondholders through the relevant clearing system(s) as provided in sub-paragraphs (i) and/or (ii) below, each of the Issuer and the Trustee shall be entitled to rely upon approval of such resolution given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) to the Principal Paying, Transfer and Conversion Agent or another specified agent and/or the Trustee in accordance with their operating rules and procedures by or on behalf of the Bondholder(s) of not less than 75 per cent. in principal amount of the Bonds for the time being outstanding (the “Required Proportion”) (“Electronic Consent”) by close of business on the Relevant Date. Any resolution passed in such manner shall be binding on all Bondholders even if the relevant consent or instruction proves to be defective. Neither the Issuer nor the Trustee shall be liable or responsible to anyone for such reliance; (i) When a proposal for a resolution to be passed as an Electronic Consent has been made, at least 10 days’ notice (exclusive of the day on which the notice is given A4071976 5 1 4 and of the day on which affirmative consents will be counted) shall be given to the Bondholders through the relevant clearing system(s). The notice shall specify, in sufficient detail to enable Bondholders to give their consents in relation to the proposed resolution, the method by which their consents may be given (including, A4071976 5 1 4 where applicable, blocking of their accounts in the relevant clearing system(s)) and the time and date (the “Relevant Date”) by which they must be received in order for such consents to be validly given, in each case subject to and in accordance with the operating rules and procedures of the relevant clearing system(s). (ii) If, on the Relevant Date on which the consents in respect of an Electronic Consent are first counted, such consents do not represent the Required Proportion, the resolution shall, if the party proposing such resolution (the “Proposer”) so determines, be deemed to be defeated. Such determination shall be notified in writing to the other party or parties to the Trust Deed. Alternatively, the Proposer may give a further notice to Bondholders that the resolution will be proposed again on such date and for such period as shall be agreed with the Trustee (unless the Trustee is the Proposer). Such notice must inform Bondholders that insufficient consents were received in relation to the original resolution and the information specified in sub-paragraph (i) above. For the purpose of such further notice, references to “Relevant Date” shall be construed accordingly. For the avoidance of doubt, an Electronic Consent may only be used in relation to a resolution proposed by the Issuer or the Trustee which is not then the subject of a meeting that has been validly convened in accordance with paragraph 3 above, unless that meeting is or shall be cancelled or dissolved; and 20.2 Written Resolution: where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the Issuer and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the Issuer and/or the Trustee, as the case may be, (a) by accountholders in the clearing system with entitlements to such Global Bond or, (b) where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person identified by that accountholder as the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer and the Trustee shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, Euroclear, Clearstream, Luxembourg or any other relevant alternative clearing system (the “relevant clearing system”) and, in the case of (b) above, the relevant clearing system and the accountholder identified by the relevant clearing system for the purposes of (b) above. Any resolution passed in such manner shall be binding on all Bondholders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s CreationOnline system) in accordance with its usual procedures and in which the accountholder of a particular principal or nominal amount of the Bonds is clearly identified together with the amount of such holding. Neither the Issuer nor the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic. A Written Resolution and/or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Bondholders, whether or not they participated in such Written Resolution and/or Electronic Consent.A4071976 5 1 4

21 Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of A4071976 5 1 4 meetings of Bondholders and attendance and voting at them as the Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Trustee thinks reasonable: 21.1 so as to satisfy itself that persons who purport to requisition a meeting in accordance with paragraph 3 or who purport to make any requisition to the Trustee in accordance with this Trust Deed are in fact Bondholders; and 21.2 so as to satisfy itself that persons who purport to attend or vote at any meeting of Bondholders are entitled to do so in accordance with this Trust Deed. 22 If and whenever the Issuer shall have issued and have outstanding any Bonds which are not identical and do not form one single series then those Bonds which are in all respects identical shall be deemed to constitute a separate series of the Bonds and the foregoing provisions of this Schedule shall have effect subject to the following modifications: 22.1 a resolution which in the opinion of the Trustee affects one series only of the Bonds shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Bonds of that series; 22.2 a resolution which in the opinion of the Trustee affects more than one series of the Bonds but does not give rise to a conflict of interest between the holders of Bonds of any of the series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Bonds of all the series so affected; 22.3 a resolution which in the opinion of the Trustee affects more than one series of the Bonds and gives or may give rise to a conflict of interest between the holders of the Bonds of any of the series so affected shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the holders of the Bonds of each series so affected; and 22.4 to all such meetings as aforesaid all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Bonds and holders were references to the Bonds of the series or group of series in question and to the holders of such Bonds respectively. 23 Nothing in this Trust Deed shall prevent any of the proxies named in any form of proxy from being a director, managing director, officer or representative of, or otherwise connected with, the Issuer or any of its Subsidiaries. 24 References in this Schedule to Agents shall, where the context requires, be taken to be references to Principal Paying, Transfer and Conversion Agent. A4071976 5 1 4

SCHEDULE 5 Form of Directors’ Certificate [ON THE HEADED PAPER OF THE ISSUER] To: BNY Mellon Corporate Trustee Services Limited One Canada Square London E14 5AL United Kingdom 21 January 2020 Dear Sirs PHARMING GROUP N.V. €125,000,000 3.00 per cent. Convertible Bonds due 2025 This certificate is delivered to you in accordance with Clause 10.5 of the Trust Deed dated 21 January 2020 (the “Trust Deed”) and made between Pharming Group N.V. (the “Issuer”) and BNY Mellon Corporate Trustee Services Limited (the “Trustee”). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein. The undersigned, to the best of their knowledge, information and belief having made all reasonable enquiries: (a) As at [●]1, no Potential Event of Default, Event of Default or Change of Control or Delisting Event existed [other than [●]]2 and no Potential Event of Default, Event of Default or Change of Control or Delisting Event had existed at any time since [●]3 [the Certification Date (as defined in the Trust Deed) of the last certificate delivered under Clause 10.54]/[the date of this Trust Deed] [other than [●]]5; and (b) From and including [●]3 [the Certification Date of the last certificate delivered under Clause 10.5]4/[the date of this Trust Deed] to and including [●]1, the [Issuer] confirms that there has been no breach in respect of its obligations under the Trust Deed [other than [●]]6 and that no Change of Control or Delisting Event [other than [●]]7 has occurred. For and on behalf of Director Director 1 Specify a date not more than 5 days before the date of delivery of the certificate. 2 If any Event of Default or Potential Event of Default did exist, give details; otherwise delete. 3 Insert date of Trust Deed in respect of the first certificate delivered under Clause 10.5, otherwise delete. 4 Include unless the certificate is the first certificate delivered under Clause 10.5, in which case delete. 5 If any Event of Default or Potential Event of Default did exist, give details; otherwise delete. 6 If the Issuer has failed to comply with any obligation(s), give details; otherwise delete. 7 If a Change of Control or Delisting Event has occurred, give details; otherwise delete. A4071976 5 1 4

This deed is delivered on the day and year first before written. EXECUTED AS A DEED BY PHARMING GROUP N.V. By: /s/ Sijmen de Vries, CEO Authorised signatory and /s/ Robin Wright, CFO Authorised signatory

A40719765 Signature page to Trust Deed

EXECUTED AND DELIVERED AS A DEED BY BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED Acting by two of its lawful Attorneys: Attorney: /s/ Michael Lee Attorney: /s/ Martin Olcese In the presence of: /s/ Marco Thuo · Address: One Canada Square, London E14 5AL A40719765 Signature page to Trust Deed